                                                                    EXHIBIT 99.1



INDEPENDENT AUDITORS' REPORT
TO THE BOARD OF MANAGEMENT AND SHAREHOLDERS OF TELE.RING TELEKOM SERVICE GMBH

We have audited the accompanying balance sheet of tele.ring Telekom Service GmbH ("tele.ring") as of December 31, 2000 and 1999, and the related statement of income and changes in fixed assets for the years ended December 31, 2000 and 1999, all expressed in Euro and presented in conformity with generally accepted accounting principles in Austria. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Austria and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the reconciliation of net income and shareholders' equity of the financial statements for the years ended December 31, 2000 and 1999, presented in the "Reconciliation Note" enclosed to the financial statements, presents fairly, in all material respects, the reconciliation of net income and shareholders' equity, as shown in the financial statements, to net income and shareholders' equity as determined in accordance with accounting principles generally accepted in the United States.

The accounting practices of tele.ring used in preparing the financial statements referred to above conform with the accounting principles generally accepted in Austria. A description of the significant differences and a complete reconciliation of consolidated net income and shareholders' equity to accounting principles generally accepted in the United States are set forth in the "Reconciliation Note" enclosed to the financial statements.


                       Jonasch - Platzer - Grant Thornton
                  Wirtschaftsprufungs- und Steuerberatungs-GmbH
                   Member Firm of Grant Thornton International



Vienna
September 17, 2001

                                                                          Report
                                                                    on the audit
                                                     of the financial statements
                                                         as of December 31, 2000


                                                  TELE.RING TELEKOM SERVICE GMBH

                                                                          VIENNA

================================================================================



                         TELE.RING TELEKOM SERVICE GMBH

                                     VIENNA

                                     AUSTRIA






                                     REPORT






                                  ON THE AUDIT
                           OF THE FINANCIAL STATEMENTS
                             AS OF 31 DECEMBER 2000



                       JONASCH - PLATZER - GRANT THORNTON
                  Wirtschaftsprufungs- und Steuerberatungs-GmbH
                   Member Firm of Grant Thornton International

                                     Vienna



================================================================================


                                                             Copy No.:

                                TABLE OF CONTENTS


                                                                            page
PART I - GENERAL

1. Assignment and its Execution ........................................       1

2. Legal Status ........................................................       2

3. Accounting and Valuation principles .................................       4

4. Economic Status .....................................................       5

   4.1 Summary .........................................................       5
   4.2 Income Statement ................................................       6
   4.3 Balance Sheet ...................................................      10
   4.4 Liquidity .......................................................      12
   4.5 Cash flow statement .............................................      14

5. Accounting ..........................................................      16

6. Insurance ...........................................................      17

7. Audit Result and Audit Opinion ......................................      18


PART II - ANALYSIS OF AND REMARKS TO THE ITEMS OF THE FINANCIAL
STATEMENTS

1. Balance sheet as of 31 December 2000 ................................      19

   Assets ..............................................................      19

   Liabilities and stockholders' equity ................................      32

2. Income statement for the Financial Year 2000 ........................      40


Enclosure I:    Balance sheet as of 31 December 2000
Enclosure II:   Income statement for the Financial Year 2000
Enclosure III:  Notes to the Financial Statements for the Financial Year 2000
Enclosure IV:   Management Report
Enclosure V:    General Auditing Guidelines

                               PART I - MAIN PART


1.      ASSIGNMENT AND ITS EXECUTION

        Based on the written shareholder resolution of July 7, 2000, we were appointed by the board of TELE.RING TELEKOM SERVICE GMBH, WIEN, (hereinafter called "tele.ring" or "the company") to carry out the audit of the annual financial statements of the company as of 31 December 2000.

        It is a non-compulsory audit, which is carried out like an obligatory audit as described in the following paragraphs.

        The audit was carried out under the direction of Univ.-Doz. Dr. Walter Platzer, chartered accountant, by Mag. Karl Fally, certified tax consultant, Mag. Philipp Rath, chartered accountant, Mag. Gerhard Martincevic, Mag. Peter Forchtner, and Mag. Johannes Zott.

        The audit was carried out from November 2000 until February 2001 at the company's office in Vienna 3, Hainburger Stra(ss)e 33.

        The review was based on information gained from the ledger, contracts, documents and other records kept by the company. We got every assistance and full co-operation from the board of the company and the financial director, Mr. Franz Baxa, and all other employees named by the above mentioned. We were given full information demanded and were given all records required to carry out the audit in due order.

        The audit measures taken were determined in regard to their type and their scope by the aim of the audit as stipulated in sections 269 f ACC as well as by the generally accepted auditing principles. Our audit covered all the items of the financial statements. The object of the audit was to judge whether the accounts and the bookkeeping are in conformity with the generally accepted accounting principles, whether the annual financial statements were derived therefrom and whether they were drawn up in accordance with the legal regulations of the ACC. The scope of our audit did not cover investigations in other areas - in particular regarding the compliance with other legal regulations and possible irregularities with regard to money-, trade- or other business activities. As a result of our audit there were no indications for complaints.

        The "General Auditing Guidelines" published by the Austrian Chamber of Certified Public Accountants shall be applied to the execution of the audit even in respect to third parties (Enclosure V).

2.      LEGAL RELATIONSHIPS

        The legal relationships of the company can be described as follows:

        The company is registered under FN 171112k at the Register of Companies at the Commercial Court of Vienna. The first registration was on 27 May 1998.

        With agreement for a contribution in kind of 15 October 1999 tele.ring Telekom Service GmbH & Co KEG transferred its entire business with all rights and obligations as a whole with all assets and liabilities on the basis of an interim balance sheet as of 30 April 1999 to tele.ring Telekom Service GmbH. In accordance with resolution of the extraordinary general shareholder's meeting of 15 October 1999 of tele.ring Telekom Service GmbH, tele.ring Telekom Service GmbH & Co KEG was entitled to hold a stake of the newly issued share capital in the amount of EUR 59.963.663,58 as consideration for the transfer of its business in accordance with chapter 3 UmgrStG.

        The net assets transferred comprise the supplementary balance sheet items of Mannesmann Eurokom GmbH and Citykom Austria Telekommunikation GmbH and amount to EUR 190.647.186,92 and correspond to the increase of the share capital (EUR 59.963.663,58) and to the increase in the capital reserves (EUR 130.683.523,34).

        With resolution of the general meeting of December 9, 1999, the share capital was increased to EUR 60.000.000,00 and the articles of association were amended.

        With written resolution of July 7, 2000 the financial statements as of December 31, 1999 were approved by the shareholders, the management was released from responsibility and the net loss in the amount of EUR 84.847.916,35 was carried forward. Jonasch - Platzer - Grant Thornton Wirtschaftsprufungs- und Steuerberatungs- GmbH was appointed as the auditor of the financial statements of the financial year ending December 31, 2000.

The shareholders of the tele.ring Telekom Service GmbH as at balance sheet date are:

- Mannesmann Eurokom GmbH, HRB 38147 Amtsgericht Dusseldorf, Prinzenallee 7, 40549 Dusseldorf (Eurokom),

- Citykom Austria Telekommunikation AG, FN 158908 p, Fichtenstra(beta)e 7, 4020 Linz (Citykom),

- tele.ring Telekom Service GmbH & Co KEG, FN 172421 k, Hainburger-stra(ss)e 33,1030 Vienna (tele.ring KEG).

As of 31 December 2000 the shareholders hold shares in the following amount:

               --------------------------------------------------
                                            Share capital, (Euro)
               --------------------------------------------------
               tele.ring KEG                       59.963.663,58
               Mannesmann Eurokom                      28.705,77
               Citykom                                  7.630,65
               --------------------------------------------------
                                                   60.000.000,00
               --------------------------------------------------

The object of the company is the building and improvement of telecommunication networks and the supply of commercial telecommunication services.

The management's responsibilities are governed by the articles of association that were changed on 15 October 1999. The company is represented by two managing directors jointly or by one of them together with someone holding Official Signing Authority (Prokura). An agenda was agreed for management with a detailed catalogue of contracts which require agreement by the shareholders.

The managing directors are:

        Dkfm. Klaus Peter Lechner, Vienna
        Dipl.-Ing. Gottfried Sommerauer, Vienna (until August 10, 2000) Ing. Edmund Haberbusch, Vienna (registered until December 21, 2000) Bernd-Harald Vollnhofer, Vienna
        Hagen Mei(ss)ner, Vienna (since August 10, 2000) and
        Dipl. Ing. Hartmut Kremling, Vienna (since August 10, 2000)


The formation of a supervisory board is voluntary according to the articles of association. As the average number of employees in 1999 was above 300 persons the company is now obliged according to sec. 29(1)2 to appoint a supervisory board.

3.      ACCOUNTING AND VALUATION PRINCIPLES

        The balance sheet and the profit and loss statement were prepared in accordance with the accounting principles stipulated in the Third Book of the Austrian Commercial Code (ACC).

        The annual financial statements were prepared according to accounting principles of proper bookkeeping and the general principle to give an accurate picture of the financial earnings position and the asset position of the company.

        The preparation of the annual financial statements and the valuation and the details of individual items of the financial statements were prepared in accordance with sections 195 to 211 ACC whilst taking account of the special provisions relating to corporations contained in section 222 to 225 ACC. Provisions contained in the ACC in the version of the EU-GesRAG were adhered to. The profit and loss statement was prepared in accordance with the cost-of-sales method in accordance with sec. 231(3) ACC.

        The valuation methods for each individual caption are detailed in the notes to the financial statements.

        The audit of the notes to the financial statements in accordance with sec. 236 ff ACC and the management report in accordance with sec. 243 ACC revealed that all and necessary disclosures were made.

4.      ECONOMIC POSITION

4.1     Summary

        The description of the economic position of tele.ring Telekom Service GmbH also takes account of the legal predecessor of the Company. In order to provide a better picture of the economic development, the profit and loss statement as of 31 December 2000 of the Company is set against the profit and loss statement of the tele.ring Service GmbH & Co KEG (01.01.1999 - 30.04.1999) and of tele.ring Telekom Service GmbH (01.05.1999 - 31.12.1999).

        The tele.ring Telekom Service GmbH concludes the financial year 2000 with a loss for the year of MEUR 297,3. Adding untaxed reserves and the loss carried forward amounting to MEUR 84,8 the company reports a net loss in the amount of MEUR -421,1.

        Equity including untaxed reserves amounts to MEUR -180,5 at the balance sheet date December 31, 2000. The equity ratio is calculated at -20,5% (31.12.1999: +27,8%). As a consequence of the negative equity and a negative cash flow from operating activities there is a presumed requirement of reorganisation according to the URG ("Unternehmensreorganisationsgesetz"). As the share capital is consumed by more than 50% in the financial year 2000 the management had to call a general shareholder meeting to discuss further procedures.

        The financial year under review was characterised by a further dynamic development of the company that finally brought a change in the ownership structure. In the second half year 2000 shares of the minority shareholders OBB and Verbund were taken over by Mannesmann Eurokom und shortly before year-end Mannesmann/Vodafone acquired all shares of Citykom Austria Telekommunikation AG, a company holding the shares of the company under review for seven municipal enterprises ("Stadtwerke"). As a result Mannesmann/Vodafone is the only shareholder in material terms of tele.ring Telekom Service GmbH and covers the heavy financial requirements since the mid-financial year 2000. As of December 31, 2000, financial liabilities to group companies amount to MEUR 817,7.

        Business was mainly determined by mobile service activities in the year 2000. After the reward of the forth mobile telephone licence in Austria at May 3, 1999 the company started to construct a wireless communication infrastructure in 1999 and concluded the first stage in April 2000 according to planning. In May 2000 commercial service started under the new developed brand tele.ring. By year end 130.000 customers could be connected to the service, around 50% of which were post-paid and 50% pre-paid customers. The late entry into an already developed market required a quite aggressive strategy on price and conditions in order to rival existing operators.

4.2     Income statement

                                           1999                        2000                               Change
                                         EUR 1000         %          EUR 1000         %          EUR 1000          %
Sales                                      23.508         100,0        73.109         100,0        49.601         211,0

Cost of sales                             -58.876        -250,5      -219.651        -300,4      -160.775         273,1

                                         ----------------------      ----------------------      --------
GROSS MARGIN                              -35.369        -150,5      -146.542        -200,4      -111.173         314,3
                                         ----------------------      ----------------------      --------

Gains from disposal of fixed assets             0           0,0             1           0,0             1            --
Reversal of provisions                         71           0,3         3.207           4,4         3.136        4425,9
Sundry operating income                        54           0,2         1.368           1,9         1.314        2415,1
                                         ----------------------      ----------------------      --------
Other operating income                        125           0,5         4.576           6,3         4.451        3553,5

Selling expenses                          -31.079        -132,2       -96.455        -131,9       -65.376         210,4

Administrative expenses                   -14.571         -62,0       -27.366         -37,4       -12.795          87,8

Taxes and duties                             -843          -3,6             0           0,0           843        -100,0
Losses on disposal of fixed assets              0           0,0          -152          -0,2          -152            --
Sundry operating expenses                    -593          -2,5        -8.419         -11,5        -7.826        1320,5
                                         ----------------------      ----------------------      --------
Other operating expenses                   -1.436          -6,1        -8.571         -11,7        -7.135         497,1

                                         ----------------------      ----------------------      --------
OPERATING RESULT (EBIT)                   -82.328        -350,2      -274.358        -375,3      -192.030         233,2
                                         ----------------------      ----------------------      --------

Result from investments                        -3           0,0         2.076           2,8         2.079            --

Interest income                                66           0,3            99           0,1            33          50,3
Interest expense                           -4.591         -19,5       -25.164         -34,4       -20.573         448,2
                                         ----------------------      ----------------------      --------
Interest result                            -4.525         -19,2       -25.065         -34,3       -20.540         454,0

                                         ----------------------      ----------------------      --------
FINANCIAL RESULT                           -4.528         -19,3       -22.989         -31,4       -18.461         407,7
                                         ----------------------      ----------------------      --------

                                         ----------------------      ----------------------      --------
RESULT FROM ORDINARY OPERATIONS           -86.856        -369,5      -297.347        -406,7      -210.491         242,3
                                         ----------------------      ----------------------      --------

Taxes on income                                -4           0,0            -2           0,0             2         -50,0
                                         ----------------------      ----------------------      --------
LOSS FOR THE YEAR                         -86.860        -369,5      -297.349        -406,7      -210.489            --
                                         ----------------------      ----------------------      --------

Reversal of capital reserves               12.765          54,3             0           0,0       -12.765        -100,0
Reversal of untaxed reserves                  176           0,8             1           0,0          -175         -99,4
Allocation to untaxed reserves            -10.929         -46,5       -38.938         -53,3       -28.009         256,3
                                         ----------------------      ----------------------      --------
NET RESULT AFTER RESERVES                 -84.848        -360,9      -336.286        -460,0      -251.438            --
                                         ----------------------      ----------------------      --------

Loss carried forward                            0           0,0       -84.848        -116,1       -84.848            --
                                         ----------------------      ----------------------      --------

NET LOSS                                  -84.848        -360,9      -421.134        -576,0      -336.286         396,3
                                         ======================      ======================      ========        ======

         Sales increased from MEUR 23,5 to MEUR 73,1 in the financial year 2000. Mobile telephone service contributed sales of MEUR 17,3 to that number.

        Cost of sales increased significantly faster than sales (273,1% vs. 211,0%) from MEUR 58,9 to MEUR 219,7 in the financial year 2000. Cost of sales now amount to 300% of sales. The gross margin decreased as a consequence to MEUR -146,5 and corresponds to 200% of sales.

        The selling expenses tripled from MEUR 31,1 in the previous year 1999 to MEUR 96,5. The administrative expenses doubled from MEUR 14,6 to MEUR 27,4. The other operating income (MEUR 4,6) comprises mainly income from reversal of provisions. The other operating expenses comprise costs (MEUR 8,6) that cannot be allocated to one of the above mentioned categories, including allocations to provisions (MEUR 3,4) and allowances for bad debts (MEUR 2,5). The operating result (EBIT) amounts to MEUR -274,4 after MEUR -82,3 in the financial year 1999. The margin of EBIT compared to sales deteriorated from -350,2% to -375,3%.

        The financial result (MEUR -23,0; 1999: MEUR -4,5) is characterised by interest expenditure for financing purposes amounting to MEUR -25,2. According to the profit and loss transfer agreement with tele.ring Dienstleistungs GmbH, which provides substantial financing services to the company, the profit for the year 2000 of the subsidiary amounting to MEUR 2,1 was taken over.

        The result from ordinary operations in an amount of MEUR -297,3 corresponds to the result before taxes. The line "taxes on income" comprises the minimum corporate income tax in the amount of TEUR 2. The allocation to untaxed reserves refers to an investment allowance in the amount of MEUR 38,9. Adding the loss carried forward (MEUR 84,8) a net loss amounting to MEUR 421,1 is calculated.

      The structure of the income statement following the total cost method is as follows (EUR 1000):

                                              1999                        2000                             Change
                                            EUR 1000         %          EUR 1000         %          EUR 1000         %
Sales                                         23.508         100,0        73.109         100,0        49.601         211,0

Changes in inventories                          -170          -0,7          -171          -0,2            -1           0,6
                                            ----------------------      ----------------------      --------

TOTAL INCOME                                  23.338          99,3        72.938          99,8        49.600         212,5
                                            ----------------------      ----------------------      --------

Gains on disposal of fixed assets                  0           0,0             8           0,0             8            --
Reversal of provisions                            71           0,3         3.207           4,4         3.136            --
Foreign exchange gains                             1           0,0            48           0,1            47            --
Sundry operating expenses                         54           0,2         1.313           1,8         1.259            --
                                            ----------------------      ----------------------      --------
Other operating expenses                         126           0,5         4.576           6,3         4.450            --

Cost of material and services received       -24.001        -102,1      -127.129        -173,9      -103.128         429,7

Personnel expenses                           -18.249         -77,6       -37.988         -52,0       -19.739         108,2

Depreciation                                 -24.147        -102,7       -67.432         -92,2       -43.285         179,3

Taxes and duties                                -691          -2,9          -984          -1,3          -293          42,4
Loss on disposal of fixed assets                   0           0,0          -313          -0,4          -313            --
Exchange rate losses                              -1           0,0          -212          -0,3          -211            --
Sundry                                       -38.703        -164,6      -117.814        -161,1       -79.111         204,4
                                            ----------------------      ----------------------      --------
Other operating expenses                     -39.395        -167,6      -119.323        -163,2       -79.928         202,9

                                            ----------------------      ----------------------      --------
OPERATING RESULT                             -82.328        -350,2      -274.358        -375,3      -192.030         233,2
                                            ----------------------      ----------------------      --------

Result from investments                           -3           0,0         2.076           2,8         2.079            --

Interest income                                   66           0,3            99           0,1            33          50,0
Interest paid to group companies              -1.342          -5,7       -19.091         -26,1       -17.749        1322,6
Interest paid                                 -3.249         -13,8        -6.073          -8,3        -2.824          86,9
                                            ----------------------      ----------------------      --------
Interest result                               -4.525         -19,2       -25.065         -34,3       -20.540         453,9

                                            ----------------------      ----------------------      --------
FINANCIAL RESULT                              -4.528         -19,3       -22.989         -31,4       -18.461         407,7
                                            ----------------------      ----------------------      --------

                                            ----------------------      ----------------------      --------
RESULT FROM ORDINARY OPERATIONS              -86.856        -369,5      -297.347        -406,7      -210.491         242,3
                                            ----------------------      ----------------------      --------

Taxes on income                                   -4           0,0            -2           0,0             2         -50,0

                                            ----------------------      ----------------------      --------
LOSS FOR THE YEAR                            -86.860        -369,5      -297.349        -406,7      -210.489            --
                                            ----------------------      ----------------------      --------


        Year on year cost of material and services received increased significantly from MEUR 24,0 to MEUR 127,1 in the financial year 2000. The gross margin (Sales minus cost of material) decreased from a roughly balanced amount in 1999 to MEUR -54,2 in the past financial year giving evidence of increased competition via pricing in the Austrian telecom market.

        The cost of personnel doubled from MEUR 18,2 to about MEUR 37,9 in the financial year 2000. The number of workforce of the company continued to de-velop dynamically and increased from 521 as of 31 December 1999 to 830 as at balance sheet date. On average (on a quarterly basis) the head count increased from 342 employees in 1999 to 724 employees in the financial year 2000.

        Depreciation increased strongly from MEUR 24,1 in 1999 to MEUR 67,4 in the past financial year as a consequence of heavy capital spending in recent months.

        The other operating expenses tripled form MEUR 39,4 to MEUR 119,3 in the financial year 2000. The major individual items of other operating expenses related to advertising (MEUR 29,387), consulting (MEUR 26,861), sales provisions (MEUR 21,337) and IT-services (MEUR 15,953).

4.3     Balance sheet

                                              31.12.1999                  31.12.2000                           Change
                                               EUR 1000          %         EUR 1000          %         EUR 1000          %
ASSETS

Intangible Assets                               305.443          72,6       326.655          37,2        21.212           6,9
Tangible Assets                                  60.176          14,3       443.255          50,4       383.079         636,6
Financial Assets                                     35           0,0            43           0,0             8          22,9
                                               ----------------------      ----------------------      --------
FIXED ASSETS                                    365.654          86,9       769.953          87,6       404.299         110,6
                                               ----------------------      ----------------------      --------

Inventories                                       1.698           0,4        25.678           2,9        23.980        1412,2
Accounts receivable                               6.649           1,6        26.283           3,0        19.634         295,3
Accounts receivable from affiliated comp.           464           0,1         2.264           0,3         1.800         387,9
Other receivable and assets                       6.312           1,5        15.468           1,7         9.156         145,1
Liquid funds                                      3.460           0,8         3.044           0,4          -416         -12,0
                                               ----------------------      ----------------------      --------
CURRENT ASSETS                                   18.583           4,4        72.737           8,3        54.154         291,4
                                               ----------------------      ----------------------      --------
DEFERRED CHARGES                                 36.476           8,7        36.044           4,1          -432          -1,2
                                               ----------------------      ----------------------      --------
TOTAL ASSETS                                    420.713         100,0       878.734         100,0       458.021         108,9
                                               ======================      ======================      ========        ======

LIABILITIES AND
SHAREHOLDERS' EQUITY

Share capital                                    60.000          14,3        60.000           6,8             0           0,0
Capital reserves                                130.684          31,1       130.684          14,9             0           0,0
Net loss                                        -84.848         -20,2      -421.134         -47,9      -336.286         396,3
                                               ----------------------      ----------------------      --------
EQUITY                                          105.836          25,2      -230.450         -26,2      -336.286        -317,7
                                               ----------------------      ----------------------      --------

Investment allowance acc. to sec. 10 EStG        11.035           2,6        49.972           5,7        38.937         352,9
                                               ----------------------      ----------------------      --------
UNTAXED RESERVES                                 11.035           2,6        49.972           5,7        38.937         352,9
                                               ----------------------      ----------------------      --------
TOTAL EQUITY                                    116.871          27,8      -180.478         -20,5      -297.349        -254,4
                                               ----------------------      ----------------------      --------

Provisions for severance payments                   242           0,1           570           0,1           328         135,5
Provisions for taxes                                 28           0,0           246           0,0           218         778,6
Other provisions - personnel                      3.495           0,8         4.014           0,5           519          14,8
Other provisions                                  2.344           0,6        11.760           1,3         9.416         401,7
                                               ----------------------      ----------------------      --------
PROVISIONS                                        6.109           1,5        16.590           1,9        10.481         171,6
                                               ----------------------      ----------------------      --------

Bank loans and overdrafts                       188.963          44,9           217           0,0      -188.746         -99,9
Accounts payable - trade                         49.904          11,8       169.328          19,3       119.424         239,7
Accounts payable - affiliated companies          52.914          12,6       867.271          98,7       814.357        1539,0
Other liabilities                                 5.952           1,4         2.182           0,2        -3.770         -63,3
                                               ----------------------      ----------------------      --------
LIABILITIES                                     297.733          70,7      1.038.998        118,2       741.265         249,0
                                               ----------------------      ----------------------      --------
DEFERRED INCOME                                       0           0,0         3.624           0,4         3.624            --
                                               ----------------------      ----------------------      --------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                            420.713         100,0       878.734         100,0       458.021         108,9
                                               ======================      ======================      ========        ======

        The total assets of the company doubled by comparison to the preceding year from MEUR 420,7 to MEUR 878,7. The most important variations to the preceding year relate to fixed assets rising from MEUR 365,6 to about MEUR 770,0. Current assets increased by MEUR 54,1 to MEUR 72,7 as at balance sheet date. Deferred charges comprising downpayments of rent for the cable infrastructure and for mobile communication infrastructure provided by the municipal enterprises of Citykom decreased from MEUR 35,8 to MEUR 33,9 by an annual instalment of about MEUR 1,9. Fixed assets correspond to 87,6% of total assets after 86,9% at December 31, 1999. Total equity including untaxed reserves corresponds to -20,5% of total liabilities and shareholders' equity due to accumulated losses as mentioned above. The company is almost entirely financed through short-term group loans in an amount of MEUR 867,3 corresponding to 98,7% of total assets. Vendor financing increased from MEUR 49,9 to MEUR 169,3 as at December 31, 2000.

        Accruals and provisions by comparison increased less significantly from MEUR 6,1 to MEUR 16,6 as at balance sheet date. The most important changes refer to refurbishment (+ MEUR 3,4) and a newly entered provision for package price subsidies in the mobile service (MEUR 5,3).

        Current assets increased due to increases in inventories (+ MEUR 23,9) and accounts receivable from trade (+ MEUR 19,6) by MEUR 54,2. Other receivables (MEUR 15,5) include almost exclusively receivables from tax offices from VAT in the amount of MEUR 14,9.

        The net current assets (excluding deferred charges, deferred income and receivables from and payables to group companies) amounts to MEUR -120,4 after MEUR -40,2 as at December 31, 1999. Short-term liabilities therefore are not covered by short-term assets. As a result financial liabilities amount to MEUR 864,5 (31.12.1999: around MEUR 245,0).

4.4.    Liquidity

                                                    short-term     short-term      long-term     long-term
                                                    31.12.1999     31.12.2000     31.12.1999     31.12.2000
                                                     EUR 1000       EUR 1000       EUR 1000       EUR 1000
ASSETS

Intangible assets                                           0              0        305.443        326.655
Tangible assets                                             0              0         60.176        443.255
Financial assets                                            0              0             35             43
                                                    ------------------------------------------------------
FIXED ASSETS                                                0              0        365.654        769.953
                                                    ------------------------------------------------------

Inventories                                             1.698         25.678              0              0
Accounts receivable - trade                             6.649         26.283              0              0
Accounts receivable - trade affiliated comp.              464            188              0              0
Accounts receivable - finance affiliated comp.              0          2.076              0              0
Other receivables                                       6.312         15.468              0              0
Cash on hand and in banks                               3.460          3.044              0              0
                                                    ------------------------------------------------------
CURRENT ASSETS                                         18.583         72.737              0              0
                                                    ------------------------------------------------------
DEFERRED CHARGES                                        2.554          4.007         33.922         32.037
                                                    ------------------------------------------------------
TOTAL ASSETS                                           21.137         76.744        399.576        801.990
                                                    ======================================================


LIABILITIES AND
SHAREHOLDERS' EQUITY

Share capital                                               0              0         60.000         60.000
Capital reserves                                            0              0        130.684        130.684
Net loss                                                    0              0        -84.848       -421.134
                                                    ------------------------------------------------------
EQUITY                                                      0              0        105.836       -230.450
                                                    ------------------------------------------------------
Investment allowance according to sec. 10 EStG              0              0         11.035         49.972
                                                    ------------------------------------------------------
UNTAXED RESERVES                                            0              0         11.035         49.972
                                                    ------------------------------------------------------

Provisions for severance payment                            0              0            242            570
Provisions for taxes                                       28            246              0              0
Other provisions - personnel                            3.495          4.014              0              0
Other provisions                                        1.563          7.584            781          4.176
                                                    ------------------------------------------------------
PROVISIONS                                              5.086         11.844          1.023          4.746
                                                    ------------------------------------------------------

Bank loans and overdrafts                             188.963            217              0              0
Accounts payable - trade                               49.904        169.328              0              0
Accounts payable trade affiliated companies             1.260          2.771              0              0
Accounts payable - financing affiliated comp.          51.654        864.500              0              0
Other liabilities                                       1.592          2.182              0              0
Other liabilities - financing                           4.360              0              0              0
                                                    ------------------------------------------------------
LIABILITIES                                           297.733      1.038.998              0              0
                                                    ------------------------------------------------------
DEFERRED INCOME                                             0          3.624              0              0
                                                    ------------------------------------------------------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                                  302.819      1.054.466        117.894       -175.732
                                                    ======================================================

Coverage                                              281.682        977.722       -281.682       -977.722
Coverage as percentage                                1.332,6        1.274,0          -70,5         -121,9

        The structure of due dates of financing shows that long-term assets (around MEUR 802) cannot be covered by any long-term financing. Due to the negative equity of the company the total of long-term liabilities and shareholder's equity amounts to MEUR -175,7.

4.5     Cash flow statement

        The description of the financial position takes account of the former legal form of the company and puts the financial year 2000 of the tele.ring Telekom Service GmbH to the aggregate numbers of tele.ring Telekom & Co KEG (01.01.1999 to 30.04.1999) and of tele.ring Telekom Service GmbH (01.05.1999 to 31.12.1999).

                                                                    1999          2000
                                                                  EUR 1000      EUR 1000
+ Loss for the year                                                -86.860      -297.349
+ Depreciation tangible and intangible assets                       24.148        67.432
  Balance between beginning and ending balance of
+ Provisions for severance payments                                    224           328
+ Other long-term provisions                                           745         3.327
                                                                  --------      --------
  CASH FLOW DVFA/SG                                                -61.743      -226.194
                                                                  --------      --------

- Gains from disposal of assets - tangible and intangible                0            -1
+ Loss from disposal of assets - tangible and intangible                 0           152
                                                                  --------      --------
  Cash earnings                                                    -61.743      -226.043
                                                                  --------      --------

  Assets (Increase+/Decrease-)
  Inventories                                                       -1.698       -23.980
  Accounts receivables - trade                                      -6.303       -19.634
  Accounts receivables - trade from affiliated companies              -464           276
  Accounts receivables - dividends from affiliated companies             0        -2.076
  Other receivables and assets                                      -2.256        -9.156
  Deferred charges                                                 -36.476           432

  Liabilities (Increase -, Decrease +)
  Provisions for taxes                                                  28           218
  Other short-term provisions - personnel                            3.222           519
  Other short-term provisions                                        1.501         6.021
  Trade payables                                                    44.137         2.719
  Trade payables - affiliated companies                                647         1.511
  Other payables                                                     1.402           590
  Deferred income                                                        0         3.624
                                                                  --------      --------
  Change in net working capital                                      3.740       -38.936
                                                                  --------      --------

                                                                  --------      --------
  CHANGE IN FUNDS FROM ORDINARY ACTIVITIES                         -58.003      -264.979
                                                                  --------      --------

  Capital expenditure to intangible assets                        -138.599       -54.522
  Capital expenditure to tangible assets                           -62.956      -418.211
  Capital expenditure to financial investments                         -35             0
  Capital expenditure - bonds                                            0            -8
  Cash flow from disposal of assets                                      0           859
  less non cash effective transactions                              23.174       116.705
                                                                  --------      --------
  FUNDS USED FOR INVESTING ACTIVITIES                             -178.416      -355.177
                                                                  --------      --------

                                                                  --------      --------
  NET CASH FLOW                                                   -236.419      -620.156
                                                                  --------      --------

                                                                 1999          2000
                                                               EUR 1000      EUR 1000
Share capital increase, GmbH                                         26             0

Bank loans and overdrafts < 1 year                              187.941      -188.746
Accounts payable to affiliated companies (loans) < 1 year        45.065       812.846
Other liabilities F+C (loans) < 1 year                             -118        -4.360
Accounts receivable from affiliated companies - dividends             0        -2.076
                                                               --------      --------
Changes in financial debt                                       232.889       619.740

                                                               --------      --------
CHANGES IN FUNDS BY FINANCING ACTIVITIES                        232.915       619.740
                                                               --------      --------

                                                               --------      --------
CHANGES IN FUNDS                                                 -3.504          -416
                                                               ========      ========

LIQUID FUNDS AT BEGINNING OF THE YEAR                             6.964         3.460
LIQUID FUNDS AT END OF THE YEAR                                   3.460         3.044

Accounts payable to affiliated companies (loans) < 1 year        -6.958             0
                                                               --------      --------
Change in financial assets                                       -6.958             0
LIQUID FUNDS AT BEGINNING OF THE YEAR                                 6         3.460
LIQUID FUNDS AT END OF THE YEAR                                   3.460         3.044
                                                               --------      --------
Changes in liquid funds                                           3.454          -416
                                                               ========      ========
CHANGES IN FUNDS                                                 -3.504          -416
Changes in financial debt                                       232.889       619.740
                                                               --------      --------
CHANGES IN NET FINANCIAL POSITION                              -236.393      -620.156
                                                               --------      --------

NET FINANCIAL POSITION AT BEGINNING OF THE YEAR                  -5.124      -241.517
NET FINANCIAL POSITION AT END OF THE YEAR                      -241.517      -861.673

        In the financial year 2000 the negative cash flow according to DVFA/SG amounts to MEUR -226,2 after MEUR -61,7 in the financial year 1999.

        Net working capital (without deferred charges and deferred income) increased by the amount of MEUR 38,9 as the increase of current assets outpaced the increase in current liabilities. The change of funds from ordinary activities therefore is recorded at MEUR -265,0 (1999: MEUR -58,0).

        Capital expenditure amounted to MEUR 472,7 (1999: MEUR 201,6) and refers mainly to mobile services. Related liabilities not yet payable are deducted (MEUR 116,7).

        The Net cash flow showing a decrease of cash funds in the amount of MEUR -620,2 was compensated by increasing financial debt in the amount of MEUR 619,7.

        The net financial position worsened from a debt level of MEUR -241,5 as of 31 December 1999 to a level of debt in the amount of MEUR -861,7 as of balance sheet date. In these numbers the cash advance of Telering Dienstleistungs GmbH (MEUR 46,8) which is shown as a liability from financing and clearing is included, although it may be classified as equity.

5.      ACCOUNTING

        The bookkeeping and accounting is done at the headquarter of the company in Vienna 3, Hainburgerstrasse 33.

        Since February 1999 SAP R/3, release 4.0.B, is used to carry out accounting. Main characteristics of SAP are the data entry at several places in different modules, the automatic check an to control of data input, the online processing and thus the permanent readiness and update of the database and specified adjustments to the needs of the company. It is also possible to process data in different currencies at the same time. The tele.ring IT-installations are run by the data center of Mannesmann Datenverarbeitung in Ratingen (MDV).

        The Company introduced the EURO currency as primary currency in accounting since mid February 1999 beginning with 1 January 1999.

        The salaries are managed by third parties and are integrated into SAP by monthly entries and checks.

        The billing is done by Mannesmann Datenverarbeitung (MDV) in Ratingen. Billing dates were checked every billing period and afterwards transferred into the SAP-system until April 30, 2000. From May 1, 2000 the accounts receivable and the customer relationship management is effected by the application Ensemble by AMDOCS. Data from cash operations are reconciled between SAP and AMDOCS on a daily basis since October 2000, sales numbers are checked every month and manually transferred to SAP.

        As a result of our audit and of our samples made we may state with reference to the paragraphs above, that the bookkeeping and accounting as well as the filing system are in conformity with the general accepted accounting principles and legal regulations. The 2000 financial statements are duly derived from the books.

6.      INSURANCE

          As of year end 2000 following insurances with insurance sums existed:

        ----------------------------------------------------------------------------
                                                                          Insurance
                                                                            cover
                                                                            TEUR
                                                                          ----------
        1.  PROPERTY INSURANCE
            All-Risk, property                                            818.067,01
            Additional group cover                                        818.067,01

        2.  BUSINESS INTERRUPTION
            All-Risk, business interruption                               332.339,72
            Additional group cover                                        332.339,72

        3.  ELECTRONIC DEVICES INSURANCE
            IT mobile                                                         383,47

        4.  FIXED-LINE
            Transport                                                       1.533,88
            Construction                                                   15.338,76
            Building                                                       15.338,76
            Per event (personal and property damage)                       25.564,59
            Per year (personal and property damage)                        76.693,78
            Per project (personal and property damage)                    153.387,56

        5.  MOBILE MERCHANDIES
            Transport/returned sales/transport storage                      1.022,58

        6.  BUSINESS LIABILITY INSURANCE
            Per event (personal and property damage)                        2.556,46
            Per year (personal and property damage)                         7.669,38
            Cover of economic loss                                         25.564,59

        7.  GROUP ENVIRONMENTAL INSURANCE
            Per event                                                       2.556,46
            Per year                                                       25.564,59

        8.  ADDITIONAL GROUP COVER
            per event, business liability or environmental liability        7.669,38
            per year                                                       23.008,13

        9.  GROUP EXCESS LOSS LIABILITY INSURANCE
            per event, business liability or environmental liability      143.161,73
            per year                                                      171.282,78
        ----------------------------------------------------------------------------

7.      AUDIT RESULT AND AUDIT OPINION

        In summary the result of our audit was:

        The bookkeeping and accounting for individual assets and liabilities as of 31 December 2000 were made in accordance with legal requirements. The balance sheet and the profit and loss statement were prepared in accordance with sections 224 and 231 ACC.

        The management of the company had declared in a representation letter that in the balance sheet as of 31 December 2000 all assets and all known liabilities are completely included and that the assets of the company are not subject to any encumbrances or rights of third parties.

        We did not find any facts which endanger the continued existence of the company or its development or severe breaches of law or of the articles of association by company executives (section 273 sec. 2 ACC). We have to mention, however, that a supervisory board was not appointed in the financial year 2000.

        Therefore we granted an unqualified opinion pursuant to section 274 ACC to the annual financial statements in German as of 31 December 2000:

                According to our due audit, the accounting and annual financial statements comply with legal regulations. The annual financial statements give a true and fair view of the assets, financial and earnings position of the company in conformity with Generally Accepted Accounting Principles. The Management Report corresponds with the financial statements.

                We refer to the legal presumption of a reorganisation requirement, that has not been disproved by any expertise of a chartered accountant by means of a positive going-concern prognosis.

        Vienna, 30 January 2001

                       JONASCH - PLATZER - GRANT THORNTON
                  Wirtschaftsprufungs- und Steuerberatungs-GmbH
                   Member Firm of Grant Thornton International

                          Univ.-Doz. Dr. Walter Platzer
                              Chartered Accountant

        PART II - DETAILS TO INDIVIDUAL ITEMS OF THE FINANCIAL STATEMENTS

                     1. BALANCE SHEET AS OF 31 DECEMBER 2000

                                   A S S E T S


A.      FIXED ASSETS                  31.12.2000: EUR      769.954.090,01
                                     (31.12.1999: EUR      365.653.898,64)


        The proof for the existence of assets contained in the financial statements has been given by the register of fixed assets and by the relevant financial accounts. Assets bought by Citykom were documented by invoices and registers of assets.

        Additions to fixed assets were valued at purchase cost, which comprise the amounts according to invoices issued by the seller, deducting discounts and rebates and adding incidental purchasing costs. For all additions to fixed assets an investment allowance according to Section 10 EStG 1988 (Austrian Income Tax Law) was formed in the maximum amount.

        During the reporting period straight-line depreciation in an amount of EUR 67.432.058,71 (1999: EUR 20.199.441,33) was made.

        According to Section 13 EStG 1988 the option to fully depreciate low value items with purchasing costs of up to EUR 363,36 was taken in the amount of EUR 1.325.315,74 (1999: EUR 1.330.470,55). These items are shown as additions, disposals and depreciation in the table of fixed assets according to ACC.

        Disposals mainly relate to low value items.

        The changes of the fixed assets are reported as follows:

A.I.    INTANGIBLE ASSETS
                                        31.12.2000: EUR      326.655.248,79
                                       (31.12.1999: EUR      305.442.775,64)


A.I.1.  Concessions, trademarks, patents

        and similar rights              31.12.2000: EUR      292.349.566,57
                                       (31.12.1999: EUR      271.991.703,50)


        Breakdown:

        --------------------------------------------------------------------
                                                                   2000
                                                                    EUR
        --------------------------------------------------------------------
        Acquisition cost 1.1.2000                             297.266.225,32
        + Additions                                            49.448.772,91
        + Reclassifications                                     1.117.267,70
        --------------------------------------------------------------------
        Acquisition cost 31.12.2000                           347.832.265,93
        - Accumulated amortization                            -55.482.699,36
        --------------------------------------------------------------------
        Book value 31.12.2000                                 292.349.566,57
        ====================================================================
        Amortization of the year                               30.208.178,17
        --------------------------------------------------------------------

        Additions include the billing system Ensemble of Amdocs in an amount of MEUR 25 Mio as well as various software in the amount of MEUR 23,8.

        The reclassifications refer to customizing and implementation of the Amdocs-system in 1999.

        Depreciations for the mobile telephone license as well as for the right of usage and cable laying rights are made at a rate of 5 % p. a. The billing-software Amdocs and office-software are amortized over a 4 year period. For additions during the year the investment allowance in accordance with section 10 EStG 1988 was entered in the maximum amount.

A.I.2.  Goodwill

                                        31.12.2000: EUR       29.275.776,79
                                       (31.12.1999: EUR      32.377.408,14)


        Breakdown:

        --------------------------------------------------------------------
                                                                   2000
                                                                    EUR
        --------------------------------------------------------------------
        Acquisition cost 1.1.2000                              34.690.079,90
        - Disposals                                              -849.648,29
        --------------------------------------------------------------------
        Acquisition cost 31.12.2000                            33.840.431,61
        - Accumulated amortization                             -4.564.654,82
        --------------------------------------------------------------------
        Book value 31.12.2000                                  29.275.776,79
        ====================================================================
        Amortization of the year                                2.251.982,83
        --------------------------------------------------------------------


        Disposals relate to a reduction of the acquisition cost of the goodwill emerging from the Citykom-transaction.

A.I.3.  Prepayments on account for concessions
        and similar rights
                                        31.12.2000: EUR        5.029.905,43
                                       (31.12.1999: EUR       1.073.664,00)


        Breakdown:

        ------------------------------------------------------------------
                                                                 2000
                                                                  EUR
        ------------------------------------------------------------------
        Acquisition cost 1.1.2000                             1.073.664,00
        + Additions                                           5.029.905,43
        - Reclassifications                                  -1.073.664,00
        ------------------------------------------------------------------
        Acquisition cost 31.12.2000                           5.029.905,43
        ------------------------------------------------------------------
        - Accumulated amortization                                    0,00
        Book value 31.12.2000                                 5.029.905,43
        ==================================================================

        This item relates to software for IT-systems regarding selling and billing. The investment allowance according to sec. 10 EStG 1988 was taken advantage of in the maximum amount.

A.II.   TANGIBLE ASSETS                 31.12.2000: EUR      443.255.466,22
                                       (31.12.1999: EUR       60.176.123,00)

        Investments relate to the set up and extension of the mobile telephone network in several stages. The first stage (coverage of Austria's surface with reference to population density) has been completed. A total of 2.420 sites have been put into operation.

A.II.1. Land, buildings and leasehold improvements

                                        31.12.2000: EUR      184.233.351,02
                                       (31.12.1999: EUR       2.816.765,47)


        Breakdown:

        ------------------------------------------------------------------
                                                                2000
                                                                 EUR
        ------------------------------------------------------------------
        Acquisition cost 1.1.2000                             2.950.696,83
        + Additions                                         175.200.761,63
        + Reclassifications                                  13.910.681,67
        ------------------------------------------------------------------
        Acquisition cost 31.12.2000                         192.062.140,13
        - Accumulated depreciation                           -7.828.789,11
        ------------------------------------------------------------------
        Book value 31.12.2000                               184.233.351,02
        ==================================================================
        Depreciation of the year                              7.694.857,49
        ------------------------------------------------------------------

        Additions mainly relate to investments to extend the mobile telephone network.

        The depreciation for investments in third party properties are usually made over the period of the rental contract or over 20 years.

A.II.2. Technical equipment and
        machinery                        31.12.2000: EUR      190.134.665,64
                                        (31.12.1999: EUR       29.370.678,53)

        Breakdown:

        ----------------------------------------------------------------
                                                               2000
                                                                EUR
        ----------------------------------------------------------------
        Acquisition cost 1.1.2000                          32.975.148,63
        + Additions                                       178.522.532,57
        - Disposals                                              -791,37
        + Reclassifications                                +5.199.374,16
        ----------------------------------------------------------------
        Acquisition cost 31.12.2000                       216.696.263,99
        - Accumulated depreciation                        -26.561.598,35
        ----------------------------------------------------------------
        Book value 31.12.2000                             190.134.665,64
        ================================================================
        Depreciation of the year                           22.957.353,87

        A major part of the additions to technical equipment and machinery relates to the extension of the mobile telephone network.

A.II.3. Office equipment and
        other fixture                      31.12.2000: EUR        8.022.314,97
                                          (31.12.1999: EUR        4.989.031,00)

        Breakdown:

        ----------------------------------------------------------------
                                                               2000
                                                                EUR
        ----------------------------------------------------------------
        Acquisition cost 1.1.2000                           6.337.293,81
        + Additions                                         7.393.355,76
        - Disposals                                        -1.418.097,29
        ----------------------------------------------------------------
        Acquisition cost 31.12.2000                        12.312.552,28
        - Accumulated depreciation                         -4.290.237,31
        ----------------------------------------------------------------
        Book value 31.12.2000                               8.022.314,97
        ================================================================
        Depreciation of the year                            4.319.686,35
        ----------------------------------------------------------------

        The additions relate mainly to office equipment in an amount of EUR 2,9 million and to IT-hardware with EUR 3,1 million. Furthermore, the additions and disposals include low value items (around EUR 1,4 million).

        The planned depreciation period for office equipment is 3 - 10 years, for IT-hardware 2 - 4 years and for measuring and testing equipment 5 years.

A.II.4. Construction in progress           31.12.2000: EUR      60.865.134,59
                                          (31.12.1999: EUR      22.999.648,00)

        Breakdown:

        -----------------------------------------------------------------
                                                                2000
                                                                EUR
        -----------------------------------------------------------------
        Acquisition cost 1.1.2000                           22.999.648,00
        + Additions                                         57.138.423,27
        - Disposals                                           -119.277,15
        - Reclassifications                                -19.153.659,53
        -----------------------------------------------------------------
        Book value 31.12.2000                               60.865.134,59
        -----------------------------------------------------------------

        The construction in progress relates to the following important transactions:

        ---------------------------------------------------------------
                                                              2000
                                                              EUR
        ---------------------------------------------------------------
        Investments in third party property - mobile
          telephone network                               26.687.203,38
        BTS-systems                                       15.704.141,24
        Fiber optic cables                                 9.971.609,69
        Wireless communication antennas                    3.183.686,23
        Directional radio                                  2.320.813,39
        ---------------------------------------------------------------

A.III.    FINANCIAL ASSETS                 31.12.2000: EUR          43.375,00
                                          (31.12.1999: EUR          35.000,00)


A.III.1.  Investments in affiliated
          companies                        31.12.2000: EUR          35.000,00
                                          (31.12.1999: EUR          35.000,00)

          Breakdown:

          ----------------------------------------------------------------
                                                                   2000
                                                                    EUR
          ----------------------------------------------------------------
          Acquisition cost 1.1.2000 = 31.12.2000                 35.000,00
          Book value 1.1.2000 = 31.12.2000                       35.000,00
          ----------------------------------------------------------------

          With notarial record of 3 August 1999 tele.ring Dienstleistungs GmbH was established as a 100% subsidiary. The Company concluded a profit and loss transfer agreement with tele.ring Dienstleistungs GmbH. According to this agreement a profit in the amount of EUR 2.076.449,69 was transferred (1999: loss in the amount of EUR 3.406,27).

A.III.2.  Securities held as fixed assets  31.12.2000: EUR           8.375,00
                                          (31.12.1999: EUR               0,00)

          Breakdown:

                                                            2000
                                                             EUR
        -----------------------------------------------------------
        Acquisition cost 1.1.2000                              0,00
        + Additions                                        8.626,25
                                                           --------
        Acquisition cost 31.12.2000                        8.626,25
        - Accumulated depreciation                          -251,25
        -----------------------------------------------------------
        Book value 31.12.2000                              8.375,00
        ===========================================================
        Depreciation of the year                             251,25

          To fulfil the required coverage pursuant to sec. 14 (5) EStG (Austrian Income Tax Act) the company acquired securities in the amount of EUR 8.626,25. As of balance sheet date securities were depreciated to the lower market value (EUR 251,25)

B.      CURRENT ASSETS               31.12.2000: EUR      72.736.566,70
                                    (31.12.1999: EUR      18.582.868,27)

B.I.    Inventories                  31.12.2000: EUR      25.677.531,30
                                    (31.12.1999: EUR       1.697.832,15)

        Valuation of inventories is based on the moving average cost method less valuation adjustments for low-turning inventory items and for lower replacement costs as of balance sheet date.

B.I.1.  Raw materials and supplies   31.12.2000: EUR      13.634.720,80
                                    (31.12.1999: EUR       1.264.999,14)


        ------------------------------------------------------------------------
                                                                       2000
                                                                        EUR
        ------------------------------------------------------------------------
        Gross inventory                                            14.287.599,88
         - adjustments stock taking differences                      -344.052,71
         - valuation adjustments for low-turning inventory items      -65.483,71
         - valuation adjustments for lower replacement costs         -243.342,66
        ------------------------------------------------------------------------
                                                                   13.634.720,80
        ------------------------------------------------------------------------

        The gross values of raw materials and supplies relate in an amount of MEUR 13,0 to assets which were purchased for the building of the 4th Austrian mobile telephone network. The remaining amount relates to advertising media and printed forms.

        The calculation of gross inventory for capital-expenditure materials was made by the following residual value method, as there existed no inventory accounting: incoming material (according to invoices and delivery notes) less withdrawals of material (according to site-router data). Value differences were accounted for by a value adjustment.

B.I.2.  Merchandise                     31.12.2000: EUR       12.042.810,50
                                       (31.12.1999: EUR         432.833,01)


                                                                       2000
                                                                        EUR
        ------------------------------------------------------------------------
        Gross inventory                                            16.146.729,88
         - valuation adjustments for low-turning inventory items   -2.466.638,43
         - valuation adjustments for lower replacement costs       -1.637.280,95
        ------------------------------------------------------------------------
                                                                   12.042.810,50
        ------------------------------------------------------------------------

        Merchandise consists of mobile telephones, which are categorized in post- and prepaid products.

        Valuation adjustments for mobile telephones were calculated using the reverse method and considering the IMEI-sales commissions. For some types of mobile telephones valuation adjustments for low-turning inventory items were made.

B.II.   Accounts receivable
        and other assets                  31.12.2000: EUR       44.015.465,90
                                         (31.12.1999: EUR       13.424.523,56)

B.II.1. Accounts receivable from trade
                                          31.12.2000: EUR       26.283.168,35
                                         (31.12.1999: EUR        6.648.697,09)

         ----------------------------------------------------------------------
                                                 31.12.2000         31.12.1999
                                                    EUR                EUR
         ----------------------------------------------------------------------
         Accounts receivable, services          28.531.306,25      7.127.402,26
         Accounts receivable from suppliers        289.050,10          9.653,83
         ----------------------------------------------------------------------
                                                28.820.356,35      7.137.056,09

         - Individual value adjustments          1.298.714,00        169.440,00
         - Lump sum value adjustments            1.238.474,00        318.919,00
         ----------------------------------------------------------------------
                                                26.283.168,35      6.648.697,09
         ----------------------------------------------------------------------

        Individual value adjustments in an amount of TEUR 1.299 (1999: TEUR 169) were made for doubtful and uncollectable receivables. A lump sum value adjustment in the amount of TEUR 1.238 (1999: TEUR 319) was entered.

B.II.2. Accounts receivable from
        affiliated companies              31.12.2000: EUR        2.264.099,28
                                         (31.12.1999: EUR          464.301,61)

        Accounts receivable from affiliated companies refer in an amount of TEUR
        2.076 to the tele.ring Dienstleistungs GmbH and in an amount of TEUR 188 to Mannesmann Arcor & Co AG, Eschborn.

        Receivables in currencies of member states of the European Monetary Union are valued at the fixed exchange rates for the EURO.

B.II.3. Other receivables and assets
                                        31.12.2000: EUR       15.468.198,27
                                        31.12.1999: EUR        6.311.524,86)

        ----------------------------------------------------------------------------------------
                                                                    31.12.2000       31.12.1999
                                                                       EUR              EUR
        ----------------------------------------------------------------------------------------
        Insurance claims                                              15.693,87             0,00
        Receivables from employees (travel expense advances)          25.717,65        15.505,79
        Advance payment sales department                             377.898,74             0,00
        Receivables from credit card settlement                        6.409,95             0,00
        Bank-settlement shops                                         23.651,75             0,00
        Clearing account Bertelsmann                                  52.208,59             0,00
        Trusteeship                                                  170.267,29             0,00
        Bidding securities                                            32.994,61        32.243,15
        Austrian tax authorities                                  14.867.997,23     6.454.520,19
        VAT not yet due                                               88.417,01             0,00
        German VAT                                                   229.594,06        77.836,83
        Payments on account - current assets                         305.373,71             0,00
        Other                                                          3.021,81        28.820,90
        ------------------------------------------------------------------------------------------
                                                                  16.199.246,27     6.608.926,86

        - Individual value adjustments                                 2.180,00             0,00
        - Lump sum value adjustments                                 728.868,00       297.402,00
        ------------------------------------------------------------------------------------------
                                                                  15.468.198,27     6.311.524,86
        ------------------------------------------------------------------------------------------

        The lump sum value adjustment was calculated at a rate of 4,5% of the gross amount of receivables.

        The tax office account includes receivables from filed VAT returns for November and December. The payments to the tax office for personnel have already been deducted.

B.III.    Cash in hand, cash at banks
                                          31.12.2000: EUR        3.043.569,50
                                         (31.12.1999: EUR        3.460.512,56)


B.III.1.  Cash in hand                    31.12.2000: EUR           11.675,98
                                         (31.12.1999: EUR            3.484,93)

          For the cash in hand we had access to the cash journal which was in accordance with the minutes taken when counting the cash at the balance sheet date.

B.III.2.  Cash at banks                   31.12.2000: EUR        3.031.893,52
                                         (31.12.1999: EUR        3.457.027,63)


                                                   31.12.2000         31.12.1999
                                                      EUR                EUR
          -----------------------------------------------------------------------
          Osterreichische Postsparkasse AG        1.913.279,28       2.881.479,36
          Creditanstalt AG                        1.013.670,67         427.407,34
          Erste Bank AG                              54.403,28          29.431,39
          Bank Austria AG                            40.057,33          17.419,35
          Commerzbank AG                              5.536,76               0,00
          Bank fur Arbeit und Wirtschaft AG               0,00          78.156,08
          Miscellaneous                               4.946,20          23.134,11
          -----------------------------------------------------------------------
                                                  3.031.893,52       3.457.027,63
          -----------------------------------------------------------------------

          The balances reported have been confirmed by statements of the bank accounts as well as confirmation letters of the banks.

C.      DEFERRED CHARGES
                                        31.12.2000: EUR       36.043.588,58
                                       (31.12.1999: EUR       36.476.077,68)


        ----------------------------------------------------------------------------------------
                                                                 31.12.2000         31.12.1999
                                                                     EUR                EUR
        ----------------------------------------------------------------------------------------
        Downpayments of rent for network infrastructure of
        municipal enterprises                                   33.922.183,00      35.806.759,00
        Downpayments of rent - wireless telephone sites          2.121.405,58         669.318,68
        ----------------------------------------------------------------------------------------
                                                                36.043.588,58      36.476.077,68
        ----------------------------------------------------------------------------------------

        The company has made downpayments of rent up to the year 2018 to the seven municipal enterprises being the shareholders of Citykom Austria Telekommunikation GmbH for their cable network infrastructure (EUR 33.922.183,00).

        Downpayments of rent in various amounts for various terms were effected for mobile network antenna.

                      LIABILITIES AND SHAREHOLDERS' EQUITY


A.      SHAREHOLDERS' EQUITY            31.12.2000: EUR     -230.450.263,43
                                       (31.12.1999: EUR      105.835.606,99)


A.I.    Share Capital                   31.12.2000: EUR       60.000.000,00
                                       (31.12.1999: EUR       60.000.000,00)

        The share capital amounts to MEUR 60 - see Part I, chapter 7.

A.II.   Capital reserves                31.12.2000: EUR      130.683.523,34
                                       (31.12.1999: EUR      130.683.523,34)


A.II.1. Capital reserves - Other        31.12.2000: EUR      130.683.523,34
                                       (31.12.1999: EUR      130.683.523,34)

        The other capital reserves remained unchanged in the reporting period. They are due to the following transaction:

        By agreement for a contribution in kind of 15 October 1999 tele.ring Telekom Service GmbH & Co KEG transferred its entire business with all rights and obligations as a whole with all assets and liabilities on the basis of an interim balance sheet as of 30 April 1999 to tele.ring Telekom Service GmbH.

        In accordance with resolution of the extraordinary general shareholder's meeting of 15 October 1999 of tele.ring Telekom Service GmbH, tele.ring Telekom Service GmbH & Co KEG was entitled to hold a stake of the newly issued share capital in the amount of EUR 59.963.663,58 as consideration for the transfer of its business in accordance with chapter 3 UmgrStG.

        The net assets transferred including the supplementary balance sheet items of Mannesmann Eurokom GmbH and Citykom Austria Telekommunikation GmbH amount to EUR 190.647.186,92 and correspond to the increase of the share capital (EUR 59.963.663,58) and the increase of the capital reserves (EUR 130.683.523,34).

A.III.  Net loss                        31.12.2000: EUR     -421.133.786,77
                                       (31.12.1999: EUR      -84.847.916,35)

        The financial year 2000 closes with a net loss of EUR 297.348.182,95. Taking account of the loss carried forward of EUR 84.847.916,35 and the changes in untaxed reserves a net loss of EUR 421.133.786,77 is reported.

B.      UNTAXED RESERVES                31.12.2000: EUR       49.972.525,85
                                       (31.12.1999: EUR       11.034.838,00)

B.1.     Untaxed reserves - Other       31.12.2000: EUR       49.972.525,85
                                       (31.12.1999: EUR       11.034.838,00)

        An investment allowance according to sec. 10 EStG 1988 was made in the maximum amount of additions in the financial year 2000. For assets shown under "construction in progress" no investment allowance was made.

        Because of disposals of assets before the four year waiting period stipulated in sec. 10 EStG passed, the untaxed reserve of these assets was reversed increasing profit.

        Breakdown:

-----------------------------------------------------------------------------------------------------------------------
                                 As of                                                                       As of
                                1.1.2000           Reversal           Transfer          Additions          31.12.2000
                                   EUR               EUR                EUR                 EUR               EUR
-----------------------------------------------------------------------------------------------------------------------
Investment allowance             222.388,00             109,08               0,00               0,00         222.278,92
1998

Investment allowance           8.853.501,00           2.297,62               0,00               0,00       8.851.203,38
1999

Investment allowance           1.958.949,00               0,00      -1.958.949,00               0,00               0,00
Construction in progress
1999

Investment allowance                   0,00               0,00       1.958.949,00      38.940.094,55      40.899.043,55
2000
-----------------------------------------------------------------------------------------------------------------------
                              11.034.838,00           2.406,70               0,00      38.940.094,55      49.972.525,85
-----------------------------------------------------------------------------------------------------------------------

C.     PROVISIONS                     31.12.2000: EUR       16.590.614,17
                                     (31.12.1999: EUR        6.109.439,22)

C.1.   Provisions for
       severance payments             31.12.2000: EUR          569.640,70
                                     (31.12.1999: EUR          241.704,83)

       Breakdown:

        -----------------------------------------------------------------
                                                                  2000
                                                                   EUR
        -----------------------------------------------------------------
        Book value 1.1.2000                                    241.704,83
        + additions                                            303.595,63
        + interest                                              24.340,24
        -----------------------------------------------------------------
        Book value per 31.12.2000                              569.640,70
        =================================================================

        The provisions for severance payments were calculated according actuarial principles. The calculation was made by Dr. Heubeck Ges.m.b.H., Vienna, using the entry age method, a calculation percentage of 4 % and a pension age of 65 years for men and 60 years for women.

        The amount of the provisions for severance payments in accordance with sec. 14 EStG 1988 as of balance sheet date is EUR 89.803,70 (31.12.1999:
        EUR 18.126,86).

C.2.    Provisions for taxes          31.12.2000: EUR          246.360,91
                                     (31.12.1999: EUR           28.342,41)

        The provision relates to not yet assessed public charges for the rental contract for the administration building in Vienna 3, Hainburger Strasse 33 as well as to public charges for rental agreements regarding mobile networks sites.

C.3.    Other provisions                  31.12.2000: EUR       15.774.612,56
                                        (31.12.1999: EUR       5.839.391,98)

        Breakdown:

                                   31.12.1999          Reversal              Use             Addition           31.12.2000
                                       EUR               EUR                 EUR                EUR                 EUR
---------------------------------------------------------------------------------------------------------------------------
Personnel

Vacations not consumed               775.697,06               0,00         775.697,06       1.421.167,07       1.421.167,07
Overtime, Bonuses                    366.901,92               0,00         347.669,05         614.368,01         633.600,88
Other staff related expenses       2.352.057,01       2.313.551,36          38.505,65       1.959.884,26       1.959.884,26
---------------------------------------------------------------------------------------------------------------------------
                                   3.494.655,99       2.313.551,36       1.161.871,76       3.995.419,34       4.014.652,21
Risiks

Refurbishment                        780.800,00               0,00               0,00       3.395.450,00       4.176.250,00
IMEI commissions                           0,00               0,00               0,00       4.088.802,00       4.088.802,00
Price packages                             0,00               0,00               0,00       1.248.172,76       1.248.172,76
Purchase risks                     1.120.106,39         814.880,49         171.104,92               0,00         134.120,98
---------------------------------------------------------------------------------------------------------------------------
                                   1.900.906,39         814.880,49         171.104,92       8.732.424,76       9.647.345,74
Other cost

Cash discounts                       174.414,80          78.856,67          95.558,13         399.700,59         399.700,59
Legal and tax advice                  40.000,00               0,00          40.000,00         225.285,78         225.285,78
Reseller commissions                 174.414,80               0,00         112.319,14          83.250,00         145.345,66
Audit fees                            55.000,00               0,00          55.000,00         100.000,00         100.000,00
Structural measures                        0,00               0,00               0,00       1.242.282,58       1.242.282,58
---------------------------------------------------------------------------------------------------------------------------
                                     443.829,60          78.856,67         302.877,27       2.050.518,95       2.112.614,61
---------------------------------------------------------------------------------------------------------------------------
                                   5.839.391,98       3.207.288,52       1.635.853,95      14.778.363,05      15.774.612,56
---------------------------------------------------------------------------------------------------------------------------

        The provisions for not yet consumed vacations are deferrals and take account of all vacation entitlements that have been acquired by employees as at the balance sheet date, but are not yet consumed.

        The payments to employees relate to variable salary components, which will be paid in the year 2001.

        The other provisions related to employees in an amount of MEUR 2,3 were mainly caused by the contract termination expenses of a managing director in 1999 and was reversed. As of balance sheet date bonuses granted to the management are reported in this line.

        The provision for refurbishment of the network was made in order to adequately address the obligation of the company to put the properties in rented railway stations into its original state as well as at other locations for wireless telephone antennas.

        IMEI provisions regard mobile handsets delivered to retailers and are calculated in the amount of credit notes not yet issued. A provision for anticipated losses has been entered in the accounts.

        The provisions for price packages refers to costs that will be incurred in 2001 following a mobile service marketing campaign in 2000.

        The provision for purchase risks includes obligations due to oral agreements with an advertising agency amounting to EUR 1.090.092,51 and a provision for cash discounts in the amount of EUR 30.013,88.

        The provision for cash discounts relates to provisions for annual customers rebates.

        Provisions for legal and tax advice comprise, among others, provision for current legal proceedings concerning rights in a trademark.

        The provision for reseller commissions relate to resellers of services provided by the Company.

        The provision for structural measures is due to likely termination of rental and personnel contracts as expressed in the 2001 Business Plan concerning the Sales Division.

D.      LIABILITIES                     31.12.2000: EUR     1.038.997.641,96
                                        ------------------------------------
                                       (31.12.1999: EUR       297.732.960,38)


D.1.    Bank loans and
        overdrafts                      31.12.2000: EUR           216.535,98
                                        ------------------------------------
                                       (31.12.1999: EUR       188.963.117,31)

        The item refers to cash transfers.

D.2.    Accounts payable
        from trade                      31.12.2000: EUR       169.328.432,15
                                        ------------------------------------
                                       (31.12.1999: EUR        49.904.008,94)

        The balance sheet amount comprises the following items:

        ---------------------------------------------------------------------------------------------
                                                                    31.12.2000           31.12.1999
                                                                        EUR                  EUR
        ---------------------------------------------------------------------------------------------
        Accounts payable from trade, domestic                       87.286.523,36       24.304.152,80
        Accounts payable from trade, OBB, Verbund and Citykom        2.791.766,69        4.049.954,60
        Accounts payable from trade, international                  15.849.757,77        7.765.420,90
        Not yet received invoices                                   62.943.577,10       13.870.563,14
        Credit balances, customers                                   1.134.345,74          106.204,04
        ---------------------------------------------------------------------------------------------

        less cash discounts                                           -677.538,51         -192.286,54
        ---------------------------------------------------------------------------------------------
                                                                   169.328.432,15       49.904.008,94
        =============================================================================================

        Liabilities in currencies of member states of the European Monetary Union are valued at fixed exchange rates for the Euro. Liabilities in other currencies were valued either at the exchange rate of the transaction date or the higher exchange rate of the balance sheet date.

        Not yet received invoices relate mainly to investments into network infrastructure (EUR 39.401.190,08), sales commissions and bonuses (EUR 5.431.389,00) interconnection expenses (EUR 4.399.308,19) and consulting expenses (EUR 1.855.156,88).

D.3.    Accounts payable to
        affiliated companies              31.12.2000: EUR      867.270.854,97
                                          -----------------------------------
                                         (31.12.1999: EUR       52.913.774,96)

        ----------------------------------------------------------------------
                                              31.12.1999           31.12.2000
                                                 EUR                  EUR
        ----------------------------------------------------------------------
        Vodafone                                      0,00      817.673.451,71
        tele.ring Dienstleistungs GmbH       44.552.115,23       46.821.956,34
        Mannesmann AG                           351.583,71                0,00
        Mannesmann TeleCommerce GmbH          1.119.793,28        1.412.879,26
        Mannesmann Eurokom GmbH               6.750.513,06          657.842,03
        Mannesmann Mobilfunk GmbH                     0,00          445.435,00
        Mannesmann Arcor AG & Co                      0,00          255.193,55
        Andere                                  139.769,68            4.097,08
        ----------------------------------------------------------------------
                                             52.913.774,96      867.270.854,97
        ======================================================================

        The liabilities to Vodafone and tele.ring Dienstleistungs GmbH are financing liabilities (EUR 864.495.408,05; 31.12.1999: 51.654.212,00).
        The remaining liabilities result from trade.

        Liabilities in currencies of member states of the European Monetary Union are valued at fixed exchange rates for the Euro. Liabilities in other currencies were valued either at the exchange rate of the transaction date or the higher exchange rate of the balance sheet date.

        The statements of balance of the affiliated companies were fully reconciled with the Company's accounts.

D.4.    Other liabilities               31.12.2000: EUR        2.181.818,86
                                        -----------------------------------
                                       (31.12.1999: EUR        5.952.059,17)

        ------------------------------------------------------------------
                                             31.12.2000        31.12.1999
                                                EUR                EUR
        ------------------------------------------------------------------
        Taxes:
        Payroll charges                       615.404,26         53.169,92
        ------------------------------------------------------------------
                                              615.404,26         53.169,92
                                            ------------------------------
        Social security:
        Social security contributions         807.723,17        563.305,76
        ------------------------------------------------------------------
                                              807.723,17        563.305,76
                                            ------------------------------
        Others:
        Payroll December                       25.925,53          5.451,86
        Travel expenses                        36.726,34         48.649,02
        Rent subsidies                        169.823,48              0,00
        Severance payments not yet due              0,00          3.270,28
        Shareholder loan Verbund                    0,00      2.180.185,03
        Shareholder loan OBB                        0,00      2.180.185,02
        Interest payable for loans            517.455,00        849.286,00
        Sundry                                  8.761,08         68.556,28
        ------------------------------------------------------------------
                                              758.691,43      5.335.583,49
                                            ------------------------------

                                            2.181.818,86      5.952.059,17
        ==================================================================

        The payroll charges refer to the period of December 2000 and concern payroll deductions.

        The liabilities from Social Security Contributions comprise the employer's and employee's share of Social Security Contributions for the last month.

E.      DEFERRED INCOME
                                            31.12.2000: EUR       3.623.901,15
                                            ----------------------------------
                                           (31.12.1999: EUR               0,00)

        This item comprises deferred sales of prepaid Voucher.

                          2. INCOME STATEMENT FOR 2000

        By agreement for a contribution in kind of 15 October 1999 tele.ring Telekom Service GmbH & Co KEG transferred its entire business with all rights and obligations as a whole with all assets and liabilities on the basis of an interim balance sheet as of 30 April 1999 to tele.ring Telekom Service GmbH. As a consequence the income statement of the financial year 1999 reports the operative business of period from 1 May to 31 December 1999.

1.      SALES                                2000: EUR       73.109.289,84
                                             -----------------------------
                                            (1999: EUR       20.002.851,00)

        -----------------------------------------------------------------
                                             2000                1999
                                             EUR                 EUR
        -----------------------------------------------------------------
        Sales                            77.150.289,84      17.799.322,00
        Sales deferral                   -4.041.000,00       2.203.529,00
        -----------------------------------------------------------------
        Total sales                      73.109.289,84      20.002.851,00
        =================================================================

2.     COST OF SALES
                                             2000: EUR      219.651.575,19
                                             -----------------------------
                                            (1999: EUR       49.096.601,00)

        ---------------------------------------------------------------------
                                                2000                1999
                                                EUR                 EUR
        ---------------------------------------------------------------------
        Acquisition costs                   41.670.777,92            6.121,00
        Cost of services received           62.716.419,00       23.872.156,00
        Maintenance and repair              10.335.309,18        1.124.640,00
        Rent                                21.493.879,00        2.010.707,00
        Personnel                           13.553.353,60        4.919.889,00
        Depreciation and amortization       53.432.561,99       15.768.617,00
        Sundry                              16.449.274,50        1.394.471,00
        ---------------------------------------------------------------------
        Total                              219.651.575,19       49.096.601,00
        =====================================================================

3.      GROSS PROFIT                         2000: EUR     -146.542.285,35
                                             -----------------------------
                                            (1999: EUR      -29.093.750,00)

4.      OTHER OPERATING INCOME               2000: EUR        4.575.476,26
                                             -----------------------------
                                            (1999: EUR           56.236,23)

        ------------------------------------------------------------------------------------
                                                                  2000              1999
                                                                  EUR               EUR
        ------------------------------------------------------------------------------------
        Gains from the disposal of tangible fixed assets            681,43              0,00
        Income from reversal of provisions                    3.207.288,52            818,23
        Income from transfers                                 1.234.899,60              0,00
        Currency exchange gains                                  47.959,30            917,30
        Other income and income from collection                  34.835,61         53.571,70
        Other income                                             49.811,80            929,00
        ------------------------------------------------------------------------------------

                                                              4.575.476,26         56.236,23
        ====================================================================================

5.      SELLING EXPENSES                     2000: EUR       96.455.101,50
                                             -----------------------------
                                            (1999: EUR       25.451.369,00)

        --------------------------------------------------------------------------------
                                                             2000               1999
                                                             EUR                EUR
        --------------------------------------------------------------------------------
        Raw materials and supplies                         227.549,00          79.807,00
        --------------------------------------------------------------------------------

        Maintenance and repair                             403.953,00         148.932,00
        --------------------------------------------------------------------------------

        Personnel
        Basic salaries                                   8.651.920,00       5.940.468,00
        Overtime pay and bonuses                           958.785,00         129.322,00
        Vacation and Christmas pay                       1.550.156,00         759.242,00
        Vacation redemption                                118.447,73         184.027,00
        One-time bonuses and others                      2.037.367,00         407.784,00
        Expenses for statutory social security and
        payroll related taxes and contributions          3.049.673,95       1.292.597,00
        Other social expenses                            1.983.130,86         491.870,00
        --------------------------------------------------------------------------------
                                                        18.349.480,54       9.205.310,00
        --------------------------------------------------------------------------------

        Depreciation and amortization                    7.772.419,00         520.350,00
        --------------------------------------------------------------------------------

        Other operating expenses
        Consulting fees                                 12.654.943,00         745.310,00
        Agents commissions                              18.228.618,00          72.425,00
        Marketing and advertising                       33.738.647,00      11.441.799,00
        Temporary workforce                                594.915,00         196.477,00
        Others                                           4.484.576,96       3.040.959,00
        --------------------------------------------------------------------------------
                                                        69.701.699,96      15.496.970,00
        --------------------------------------------------------------------------------

        Total                                           96.455.101,50      25.451.369,00
        ================================================================================

6.      GENERAL ADMINISTRATIVE EXPENSES      2000: EUR       27.365.564,01
                                             -----------------------------
                                            (1999: EUR       11.957.705,68)

        --------------------------------------------------------------------------------
                                                             2000               1999
                                                             EUR                EUR
        --------------------------------------------------------------------------------
        Cost of material
        Raw materials and supplies                         555.820,00          38.087,00
        --------------------------------------------------------------------------------

        Cost of services
        Maintenance and repair                           1.199.633,00         227.590,00
        --------------------------------------------------------------------------------

        Personnel
        Basic salaries                                   2.546.303,00       1.095.062,00
        Overtime pay and bonuses                           418.169,00          20.694,00
        Vacation and Christmas pay                         618.648,00         187.256,00
        One-time bonuses and others                        662.210,00          48.352,00
        Expenses for statutory social security and
        payroll related taxes and contributions            934.303,47         318.696,00
        Other social expenses                              777.427,37         191.067,00
        --------------------------------------------------------------------------------
                                                         5.957.060,84       1.861.127,00
        --------------------------------------------------------------------------------
        Depreciation and amortization                    3.975.327,00       1.597.803,00
        --------------------------------------------------------------------------------

        Other operating expenses
        Legal support                                      562.919,38         338.694,00
        IT consulting and IT services                    3.534.156,60       3.754.450,00
        Consultancy fees                                 3.537.470,00       1.010.543,00
        Personnel recruitment                              451.454,00         966.838,89
        Lease and rent                                   1.430.499,00         837.877,00
        Temporary workforce                                115.135,45         211.361,00
        Others                                           6.046.088,74       1.113.334,79
        --------------------------------------------------------------------------------
                                                        15.677.723,17       8.233.098,68
        --------------------------------------------------------------------------------

        --------------------------------------------------------------------------------
        Total                                           27.365.564,01      11.957.705,68
        ================================================================================

7.      OTHER OPERATING EXPENSES
                                             2000: EUR       8.570.526,36
                                             ----------------------------
                                            (1999: EUR       3.621.904,00)

        ----------------------------------------------------------------
                                             2000               1999
                                             EUR                EUR
        ----------------------------------------------------------------
        Amortization of goodwill          2.251.982,83      2.312.672,00
        Refurbishment                     3.115.950,00        744.464,00
        Currency exchange losses            212.356,63            964,00
        Individual value adjustments      1.164.605,34        157.501,00
        Lump sum value adjustments        1.351.021,00        394.517,00
        Others                              474.610,56         11.786,00
        ----------------------------------------------------------------
                                          8.570.526,36      3.621.904,00
        ================================================================

8.      SUBTOTAL FROM LINE 1 TO 7            2000: EUR     -274.358.000,96
        (OPERATING RESULT)                   -----------------------------
                                            (1999: EUR      -70.068.492,45)

9.      INCOME FROM INVESTMENTS
                                             2000: EUR        2.076.449,69
                                             -----------------------------
                                            (1999: EUR                0,00)

        Income from investments results from the profit transfer according to the agreement to transfer profit and loss with the tele.ring Dienstleistungs GmbH (1999: loss of EUR 3.406,27 was taken over).

10.     INCOME FROM INTEREST AND SIMILAR INCOME
                                             2000: EUR          99.253,61
                                             ----------------------------
                                            (1999: EUR          43.031,41)

        ----------------------------------------------------------------
                                                  2000            1999
                                                  EUR             EUR
        ----------------------------------------------------------------
        Interest from affiliated companies           0,00       1.720,41
        Bank interest                           76.300,84      40.748,00
        Other interest                          22.952,77         563,00
        ----------------------------------------------------------------
                                                99.253,61      43.031,41
        ================================================================

11.    EXPENSES FOR FINANCIAL ASSETS         2000: EUR             251,25
       (thereof writedown: 251,25 EUR)       ----------------------------
                                            (1999: EUR           3.406,27)


        -------------------------------------------------------------------------
                                                             2000          1999
                                                             EUR           EUR
        -------------------------------------------------------------------------
        Writedown of securities held as fixed assets         251,25          0,00
        Profit and loss transfer affiliated companies          0,00      3.406,27
        -------------------------------------------------------------------------
                                                             251,25      3.406,27
        =========================================================================

12.    INTEREST AND SIMILAR EXPENSES         2000: EUR       25.163.884,08
                                             -----------------------------
                                            (1999: EUR        4.433.208,13)


        -------------------------------------------------------------------------
                                                     2000               1999
                                                     EUR                EUR
        -------------------------------------------------------------------------
        Interest to affiliated companies         19.091.341,05       1.341.527,40
        -------------------------------------------------------------------------
        Interest on loans                         5.409.738,30       2.727.687,00
        Guarantee commission                        378.476,09          53.342,00
        Not used cash discounts                      94.439,74          17.017,00
        Interest on current account Verbund          88.701,12          69.975,00
        Other interest                               71.476,61          98.495,73
        Interest for severance payments              24.340,24           6.987,00
        Interest on current account OBB               4.258,02          95.370,00
        Bank interest                                 1.112,91          22.807,00
        -------------------------------------------------------------------------
                                                 25.163.884,08       4.433.208,13
        =========================================================================

13.     SUBTOTAL FROM LINE 9 TO 12           2000: EUR      -22.988.432,03
        (FINANCIAL RESULT)                   -----------------------------
                                            (1999: EUR       -4.393.582,99)

14.     LOSS FROM ORDINARY
        ACTIVITIES                           2000: EUR     -297.346.432,99
                                             -----------------------------
                                            (1999: EUR      -74.462.075,44)



15.     TAXES ON INCOME                      2000: EUR            1.749,96
                                             -----------------------------
                                            (1999: EUR            4.090,00)



16.     LOSS FOR THE YEAR                    2000: EUR     -297.348.182,95
                                             -----------------------------
                                            (1999: EUR      -74.466.165,44)



17.     REVERSAL OF UNTAXED
        RESERVES                             2000: EUR            2.407,08
                                             -----------------------------
                                            (1999: EUR                0,00)



18.     ALLOCATION TO UNTAXED RESERVES
                                             2000: EUR       38.940.094,55
                                             -----------------------------
                                            (1999: EUR       10.371.416,00)

        An investment allowance according to sec. 10 EStG 1988 was allocated in the financial year 2000.

19.     LOSS CARRIED FORWARD                 2000: EUR      -84.847.916,35
                                             -----------------------------
                                            (1999: EUR          -10.334,91)



20.     NET LOSS                             2000: EUR     -421.133.786,77
                                             -----------------------------
                                            (1999: EUR      -84.847.916,35)

TELE.RING TELEKOM SERVICE GMBH, WIEN
                                           BALANCE SHEET AS OF 31 DECEMBER 2000



ASSETS                                                              31.12.2000           31.12.1999
                                                                        EUR                  EUR

A. FIXED ASSETS
   I.  Intangible assets                                          326.655.248,79       305.442.775,64
   II. Tangible assets                                            443.255.466,22        60.176.123,00
   III. Financial assets                                               43.375,00            35.000,00
                                                                ----------------       --------------
                                                                  769.954.090,01       365.653.898,64
                                                                ----------------       --------------
B. CURRENT ASSETS
   I.  Inventories
      1. Raw materials and supplies                                13.634.720,80         1.264.999,14
      2. Merchandise                                               12.042.810,50           432.833,01
                                                                ----------------       --------------
                                                                   25.677.531,30         1.697.832,15
                                                                ----------------       --------------

   II. Accounts receivable and other assets
      1. Accounts receivable from trade                            26.283.168,35         6.648.697,09
      2.  Accounts receivable from affiliated companies             2.264.273,69           464.301,61
      3. Other receivables and assets                              15.468.198,27         6.311.524,86
                                                                ----------------       --------------
                                                                   44.015.640,31        13.424.523,56
                                                                ----------------       --------------

   III. Cash in hand, cash at banks
      1. Cash in hand                                                  11.675,98             3.484,93
      2. Cash at banks                                              3.031.893,52         3.457.027,63
                                                                ----------------       --------------
                                                                    3.043.569,50         3.460.512,56
                                                                ----------------       --------------
                                                                   72.736.741,11        18.582.868,27
                                                                ----------------       --------------

     C.  DEFERRED CHARGES                                          36.043.588,58        36.476.077,68
                                                                ----------------       --------------
                                                                  878.734.419,70       420.712.844,59
                                                                ================       ==============
 LIABILITIES AND SHAREHOLDERS' EQUITY

A. SHAREHOLDERS' EQUITY
   I.   Share capital                                              60.000.000,00        60.000.000,00
   II.  Capital reserves                                          130.683.523,34       130.683.523,34
   III. Net loss                                                 -421.133.786,77       -84.847.916,35
        thereof loss carried forward                              -84.847.916,35           -10.334,91
                                                                ----------------       --------------
                                                                 -230.450.263,43       105.835.606,99
                                                                ----------------       --------------
B. UNTAXED RESERVES
   1. Untaxed reserves - other
      Investment allowance according sec. 10 EStG                  49.972.525,85        11.034.838,00
                                                                ----------------       --------------
                                                                   49.972.525,85        11.034.838,00
                                                                ----------------       --------------

C. PROVISIONS
   1. Provisions for severance payments                               569.640,70           241.704,83
   2. Provisions for taxes                                            246.360,91            28.342,41
   3. Other provisions                                             15.774.612,56         5.839.391,98
                                                                ----------------       --------------
                                                                   16.590.614,17         6.109.439,22
                                                                ----------------       --------------

D. LIABILITIES
   1. Bank loans and overdrafts                                       216.535,98       188.963.117,31
   2. Accounts payable from trade                                 169.328.432,15        49.904.008,94
   3. Accounts payable to affiliated companies                    867.270.854,97        52.913.774,96
   4. Other liabilities                                             2.181.818,86         5.952.059,17
      thereof taxes                                                   615.404,26            53.169,92
      thereof relating to social security
      and similar obligations:                                        807.723,17           563.305,76
                                                                ----------------       --------------
                                                                1.038.997.641,96       297.732.960,38
                                                                ----------------       --------------

E. DEFERRED INCOME                                                  3.623.901,15                 0,00
                                                                ----------------       --------------
                                                                  878.734.419,70       420.712.844,59
                                                                ================       ==============

tele.ring Telekom Service GmbH

                                  STATEMENT OF INCOME FOR 2000

                                                                           2000                   1999
                                                                           ----                   ----
                                                                           EUR                    EUR

1.  Sales                                                              73.109.289,84         20.002.851,00

2.  Cost of sales                                                     219.651.575,19         49.096.601,00

3.  GROSS PROFIT                                                     -146.542.285,35        -29.093.750,00

4.  Other operating income
    a)  Gains from the disposal of fixed assets                               681,43                  0,00
    b) Income from reversal of provisions                               3.207.288,52                818,23
    c) Other income                                                     1.367.506,31             55.418,00
                                                                     ---------------        --------------
                                                                        4.575.476,26             56.236,23

5.  Selling expenses                                                   96.455.101,50         25.451.369,00

6.  General administrative expenses                                    27.365.564,01         11.957.705,68

7.  Other operating expenses                                            8.570.526,36          3.621.904,00

8.  SUBTOTAL FROM LINE 1 TO 7 (OPERATING RESULT)                     -274.358.000,96        -70.068.492,45

9.  Income from investments                                             2.076.449,69                  0,00
    thereof from affiliated companies                                   2.076.449,69                  0,00

10. Income from interest and similar income                                99.253,61             43.031,41

11. Expenses for financial assets
    a) Writedown                                                              251,25                  0,00
    b) Profit and loss transfer affiliated companies                            0,00              3.406,27
                                                                     ---------------        --------------
                                                                              251,25              3.406,27

12. Interest and similar expenses                                      25.163.884,08          4.433.208,13
    thereof from affiliated companies                                  19.091.341,05          1.341.527,40

13. SUBTOTAL LINE 9 TO 12 (FINANCIAL RESULT)                          -22.988.432,03         -4.393.582,99

14. LOSS FROM ORDINARY ACTIVITIES                                    -297.346.432,99        -74.462.075,44

15. Taxes on income                                                         1.749,96              4.090,00

16. LOSS FOR THE YEAR                                                -297.348.182,95        -74.466.165,44

17. Reversal of untaxed reserves                                            2.407,08                  0,00

18. Allocation to untaxed reserves                                     38.940.094,55         10.371.416,00

19. Loss carried forward                                               84.847.916,35             10.334,91

20. NET LOSS                                                         -421.133.786,77        -84.847.916,35

                      STATEMENT OF CHANGES IN FIXED ASSETS

                                                                            Acquisition/production cost
                                                Value as of         Increase         Decrease    Reclassification    Value as of
                                                 1.1.2000             2000             2000            2000           31.12.2000
                                               --------------    --------------    ------------  ----------------   ---------------
                                                   EUR                EUR              EUR             EUR                EUR
I.   INTANGIBLE ASSETS
1.   Concessions, trademarks, patents
     and similar rights                        297.266.225,32     49.448.772,91            0,00      1.117.267,70    347.832.265,93
2.   Goodwill                                   34.690.079,90              0,00      849.648,29              0,00     33.840.431,61
3.   Prepayments on account for concessions
     and similar rights                          1.073.664,00      5.029.905,43            0,00     -1.073.664,00      5.029.905,43
                                               --------------    --------------    ------------  ----------------   ---------------
                                               333.029.969,22     54.478.678,34      849.648,29         43.603,70    386.702.602,97
                                               --------------    --------------    ------------  ----------------   ---------------

II.  TANGIBLE ASSETS
1.   Land, buildings and leasehold
     improvements                                2.950.696,83    175.200.761,63            0,00     13.910.681,67    192.062.140,13
2.   Technical equipment and machinery          32.975.148,63    178.522.532,57          791,37      5.199.374,16    216.696.263,99
3.   Office equipment and
     other fixture                               6.337.293,81      7.393.355,76    1.418.097,29              0,00     12.312.552,28
4.   Construction in progress                   22.999.648,00     57.138.423,27      119.277,15    -19.153.659,53     60.865.134,59
                                               --------------    --------------    ------------  ----------------   ---------------
                                                65.262.787,27    418.255.073,23    1.538.165,81        -43.603,70    481.936.090,99
                                               --------------    --------------    ------------  ----------------   ---------------

III. FINANCIAL ASSETS
1.   Investments in affiliated companies            35.000,00              0,00            0,00              0,00         35.000,00
2.   Securities held as fixed assets                     0,00          8.375,00            0,00              0,00          8.375,00
                                               --------------    --------------    ------------  ----------------   ---------------
                                                    35.000,00          8.375,00            0,00              0,00         43.375,00
                                               --------------    --------------    ------------  ----------------   ---------------

                                               --------------    --------------    ------------  ----------------   ---------------
TOTAL                                          398.327.756,49    472.742.126,57    2.387.814,10              0,00    868.682.068,96
                                               ==============    ==============    ============  ================   ===============


                                               acc. depreciation      Book value        Book value        Depreciation
                                                  31.12.2000          31.12.2000        31.12.1999            2000
                                               -----------------    --------------    --------------    ----------------
                                                      EUR                 EUR              EUR                 EUR
I.   INTANGIBLE ASSETS
1.   Concessions, trademarks, patents
     and similar rights                           55.482.699,36     292.349.566,57    271.991.703,50      30.208.178,17
2.   Goodwill                                      4.564.654,82      29.275.776,79     32.377.408,14       2.251.982,83
3.   Prepayments on account for concessions
     and similar rights                                    0,00       5.029.905,43      1.073.664,00               0,00
                                               -----------------    --------------    --------------    ----------------
                                                  60.047.354,18     326.655.248,79    305.442.775,64      32.460.161,00
                                               -----------------    --------------    --------------    ----------------

II.  TANGIBLE ASSETS
1.   Land, buildings and leasehold
     improvements                                  7.828.789,11     184.233.351,02      2.816.765,47       7.694.857,49
2.   Technical equipment and machinery            26.561.598,35     190.134.665,64     29.370.678,53      22.957.353,87
3.   Office equipment and
     other fixture                                 4.290.237,31       8.022.314,97      4.989.031,00       4.319.686,35
4.   Construction in progress                              0,00      60.865.134,59     22.999.648,00               0,00
                                               -----------------    --------------    --------------    ----------------
                                                  38.680.624,77     443.255.466,22     60.176.123,00      34.971.897,71
                                               -----------------    --------------    --------------    ----------------

III. FINANCIAL ASSETS
1.   Investments in affiliated companies                   0,00          35.000,00         35.000,00               0,00
2.   Securities held as fixed assets                       0,00           8.375,00              0,00               0,00
                                               -----------------    --------------    --------------    ----------------
                                                           0,00          43.375,00         35.000,00               0,00
                                               -----------------    --------------    --------------    ----------------

                                               -----------------    --------------    --------------    ----------------
TOTAL                                             98.727.978,95     769.954.090,01    365.653.898,64      67.432.058,71
                                               =================    ==============    ==============    ================



                                     Value as of                                                               Value as of
                                      1.1.2000           Reversal     Reclassification        Allocation        31.12.2000
                                         EUR                EUR             EUR                  EUR                EUR

Investment allowance 1998              222.388,00          109,08               0,00                 0,00        222.278,92
Investment allowance 1999            8.853.501,00        2.297,62               0,00                 0,00      8.851.203,38
Investment allowance
construction in progress 99          1.958.949,00            0,00      -1.958.949,00                 0,00              0,00
Investment allowance 2000                    0,00            0,00       1.958.949,00        38.940.094,55     40.899.043,55
                                    -------------        --------      -------------        -------------     -------------
                                    11.034.838,00        2.406,70               0,00        38.940.094,55     49.972.525,85
                                    =============        ========      =============        =============     =============

tele.ring Telekom Service GmbH



                    NOTES TO THE ANNUAL FINANCIAL STATEMENTS
                             AS OF 31 DECEMBER 2000


1. GENERAL INFORMATION

Tele.ring Telekom Service GmbH ("the Company") is classified as a company of large size pursuant to the criteria stipulated in section 221 (3) Austrian Commercial Code (ACC).

The books are kept in EURO during this financial year.

According to the profit & loss transfer agreement dated 3 August 1999 between tele.ring Telekom Service GmbH and tele.ring Dienstleistungs GmbH, tele.ring Telekom Service GmbH is obliged to take over potential losses of the subsidiary tele.ring Dienstleistungs GmbH and tele.ring Dienstleistungs GmbH on the other hand is obliged to share all the profits with tele.ring Telekom Service GmbH.

Tele.ring is an affiliated company to Vodafone Group Plc, Newbury, and is included in the consolidated financial statements.

2. METHODS OF VALUATION AND PREPARATION OF THE BALANCE SHEET

The presentation, the valuation and the structure of all the items in the financial statements follow the general regulations of Austrian Commercial Code. The valuation was not changed in comparison to the previous year.

The structure of the balance sheet and the income statement complies with the requirements of the Austrian Commercial Code. The total-cost method is arranged according to types of expenses and costs of the income statement pursuant to section 231 (3) ACC.

tele.ring Telekom Service GmbH


For assets subject to wear and tear, the management estimated the period of the economic useful life as follows:

                                                          years
     Intangible assets
         Goodwill                                            15
         Others                                          3 - 20
     Tangible assets
         Land, buildings and leasehold improvements          20
         Technical equipment and machinery               3 - 20
         Office equipment  and other fixture             2 - 10

Intangible and tangible fixed assets were shown at acquisition costs and depreciated by the straight-line method over the estimate of the economic useful life.

Valuation of inventories is based on the moving average cost method.

Receivables in currencies of member states of the European Monetary Union are valued at the fixed exchange rates for the EURO. Receivables denominated in foreign currency were entered either using the exchange rate of the transaction date or the lower rate of the balance sheet date.

The Company formed individual value adjustments for doubtful trade receivables and a lump-sum value adjustment.

An investment allowance pursuant to section 10 Austrian Income Tax Act 1988 was made in the maximum amount of the capital expenditure in the financial year 2000 and entered under the item "untaxed reserves".

The provisions for severance payments were calculated by a finance mathematical formula (present value method) at an interest rate of 4%. The retirement age was set to 65 years for men and 60 years for women.

Liabilities are valued at the amount to be repaid.

Liabilities in currencies of member states of the European Monetary Union are valued at the fixed exchange rates for the EURO. Liabilities denominated in other foreign currency were entered either using the exchange rate of the transaction date or the higher rate of the balance sheet date.

3. NOTES TO THE BALANCE SHEET

The fixed assets developed in the financial year 2000 as reported on the following page:

tele.ring Telekom Service GmbH
tele.ring Telekom Service GmbH


The investments in affiliated companies developed as follows:

 Company                               Seat      Share      Equity    Net result
                                                             TEUR       TEUR
                                      ------     -----     --------   ----------
 Tele.ring Dienstleistungs GmbH       Vienna      100%     44.583,4     2.076,4

Raw materials and supplies were mainly purchased for the construction of the Austrian mobile telephone network. The remaining amount relates to merchandise.

Accounts receivables from trade totalling TEUR 26.283,2 relates to telecom services and are all of short term. Doubtful trade receivables and bad debt were depreciated by individual value allowances. Additionally, a lump-sum adjustment was entered with TEUR 1.238,5. Individual and general allowances were deducted directly from the receivables.

Accounts receivable from affiliated companies refer mainly to tele.ring Dienstleistungs GmbH. This receivable is of short term.

Other receivables and assets totalling TEUR 15.468,2 are due within one year comprises mainly accounts receivable from tax authorities. The amount reported is net of a general value allowance amounting to TEUR 728,9.

The share capital remained unchanged at TEUR 60.000,0.

The financial year 2000 closes with a net loss of TEUR 421.133,8. The result for the year totals TEUR 336.285,9 while the loss carried forward amounts to TEUR 84.847,9.

The equity is negative with TEUR 230.450,3. Thus, there is a legally presumed requirement of reorganisation according to the Unternehmensreorganisationsgesetz (Company Reorganisation Act). This reorganisation requirement has not been disproved by any expertise of a chartered accountant. Vodafone Group Plc, Newbury, has declared as of December 30, 2000 that they will cover the financial requirements of the Company up to the amount of TEUR 1.400.000. Thus, based on the actual business plan the Company will be solvent until the second half of the financial year 2001.

tele.ring Telekom Service GmbH


An investment allowance according to sec. 10 Austrian Income Tax Act 1988 was allocated to the untaxed reserves as follows:

                                    As of                                                As of
                                  1.1.2000     Reversal    Transfer      Additions     31.12.2000
                                     TEUR       TEUR         TEUR          TEUR          TEUR
                                  --------     --------    --------      ---------     ----------
Investment allowance 1998           222,4         0,1           0,0           0,0          222,3
Investment allowance 1999          8.853,5        2,3           0,0           0,0        8.851,2
Investment allowance for           1.958,9        0,0      -1.958,9           0,0            0,0
Construction in progress 1999
Investment allowance 2000              0,0        0,0       1.958,9      38.940,1       40.899,0
                                  --------       ----      --------      ---------     ----------
                                  11.034,8        2,4           0,0      38.940,1       49.972,5
                                  ========       ====      ========      =========     ==========

The provision for taxes totalling TEUR 246,4 relates to not yet assessed public charges for rental contracts.

The other provisions comprise provisions for not yet consumed vacations, for other payments to employees and variable salary components and accruals for refurbishing leased sites, IMEI-commissions, price packages and risks of purchase agreements. Furthermore, provisions were entered for sales commissions, audit fee, legal and tax advice and others.

The item "Bank loans and overdrafts" refers to cash transfers about TEUR 216,5.

Accounts payable from trade totalling TEUR 169.328,4 are of short term.

Accounts payable to affiliated companies are all of short term.

All the other liabilities are payable within one year. They refer to taxes (TEUR 615,4) to liabilities to the Social Security System (TEUR 807,7) and to others (TEUR 758,7).

There are no liabilities of long term.

Liabilities not recorded in the balance sheet result from leasing contracts as follows at the balance sheet date:

                                           Instalments            Instalments
                                             of 2001             for 2001-2005
                                               TEUR                   TEUR
                                           -----------           --------------
        Leasing of movable assets             1.056                   2.554
        Leasing of immovable assets          16.190                  26.068
                                             ------                  ------
                                             17.246                  28.622
                                             ======                  ======

tele.ring Telekom Service GmbH


4. NOTES TO THE INCOME STATEMENT

The income statement follows the total-cost method in arranging types of revenue and expenses.

All the sales were made in Austria.

Expenses for materials and services received can be split up as follows:

                                                         TEUR

           Costs of materials                           44.590,2
           Costs of services received                   78.079,6
                                                       ---------
                                                       122.669,8
                                                       =========

The expenses for personnel for the financial year comprise:

                                                         TEUR

         Salaries                                      27.534,9
         Expenses for severance payments                  552,4
         Expenses for pensions                            155,3
         Expenses for statutory social security and
           payroll related taxes and contributions      7.062,7
         Other social expenses                          2.682,5
                                                       --------
                                                       37.987,8
                                                       ========

The expenses for severance payments do not include the interest on the provisions amounting to TEUR 24,3, which is part of the interest expenses within the financial result.

Income from investments results from the profit & loss transfer agreement concluded with tele.ring Dienstleistungs GmbH. Thus, the profit of TEUR 2.076,4 was taken over from tele.ring Dienstleistungs GmbH.

Taxes on income (TEUR 1,7) are only related to the result from ordinary activities.

The allocation to the untaxed reserves and the reversal of these reserves have reduced the basis for corporate income tax by the amount of TEUR 38.937,7.

An item for deferred taxes pursuant to section 198 (10) ACC was not entered in the balance sheet, but calculated with EUR 1.156.

tele.ring Telekom Service GmbH

5. INFORMATION ON MANAGEMENT AND PERSONNEL

During the financial year 2000 all the employees are salaried employees. On the average of the four quarter of the financial year 724 people were employed.

The expenses for severance payments and for pensions to any managing director (active or retired) and to the senior employees pursuant to Section 80/1 Act for Public Companies amount to TEUR 231,6. The expenses for all the other employees total TEUR 320,8.

The salaries of the managing directors amount to TEUR 1.082,0 in the financial year 2000. The remuneration for retired managing directors totals TEUR 1.412,4 in 2000.

As managing director were appointed:

Hartmut Kremling, Chairman (since August 10, 2000)
Klaus Peter Lechner
Edmund Haberbusch (registered until December 21, 2000)
Gottfried Sommerauer (until August 10, 2000)
Bernd-Harald Vollnhofer
Hagen Meissner (since August 10, 2000)



Vienna, 29 January, 2001



           H. Kremling                          K. Lechner

                                  AUDIT OPINION
                  PURSUANT TO SEC. 274 AUSTRIAN COMMERCIAL CODE


In summary the result of our audit was:

The bookkeeping and accounting for individual assets and liabilities as of 31 December 2000 were made in accordance with legal requirements. The balance sheet and the profit and loss statement were prepared in accordance with sections 224 and 231 ACC.

The management of the company had declared in a representation letter that in the balance sheet as of 31 December 2000 all assets and all known liabilities are completely included and that the assets of the company are not subject to any encumbrances or rights of third parties.

We did not find any facts which endanger the continued existence of the company or its development or severe breaches of law or of the articles of association by company executives (section 273 sec. 2 ACC). We have to mention, however, that a supervisory board was not appointed in the financial year 2000.

Therefore we granted an unqualified opinion pursuant to section 274 ACC to the annual financial statements in German as of 31 December 2000:

       According to our due audit, the accounting and annual financial statements comply with legal regulations. The annual financial statements give a true and fair view of the assets, financial and earnings position of the company in conformity with Generally Accepted Accounting Principles. The Management Report corresponds with the financial statements.

       We refer to the legal presumption of a reorganisation requirement, that has not been disproved by any expertise of a chartered accountant by means of a positive going-concern prognosis.

Vienna, 30 January 2001

                       JONASCH - PLATZER - GRANT THORNTON
                  Wirtschaftsprufungs- und Steuerberatungs-GmbH
                   Member Firm of Grant Thornton International



                          Univ.-Doz. Dr. Walter Platzer
                              Chartered Accountant
tele.ring Telekom Service GmbH



                           MANAGEMENT REPORT
                  TO THE ANNUAL FINANCIAL STATEMENTS
                        AS OF 31 DECEMBER 2000


GENERAL CONDITIONS

The Austrian mobile communication market was again highlighted by the intense competition during the financial year 2000. As happened in the previous years, the penetration rate in the Austrian mobile communication market increased significantly. The telecommunication market for voice telephony through fixed lines was exposed to full competition by new competitors and by liberal decisions of the regulatory authorities.

After the rewarding of a licence for a mobile communication service provider on 3 May 1999 tele.ring started commercial services on 26 May 2000.


In December the Austrian regulatory authorities granted six new UMTS licenses. One of them was granted to Mannesmann 3G mobilfunk GmbH, a sister company of tele.ring Telekom Service GmbH. Beside the three current operators in the mobile communication market, Mobilkom, max.mobil, and Connect, two new entrants to the Austrian market, Telefonica and Hutchinson, received a UMTS license.

TRENDS OF BUSINESS

As a preparation of the commercial start of the mobile communication service tele.ring changed the brand from "1012-Privat" to "tele.ring - mobil.fest.internet".

On 26 May 2000 the official launch of the mobile communication service took place. At this time tele.ring has put more than 1000 base stations into service. At year end by the means of more than 2300 base station in service the network coverage of the Austrian population is about more than 91%.

tele.ring Telekom Service GmbH

OUTLOOK FOR THE FINANCIAL YEAR 2001

The Company plans the further rapid extension of the network infrastructure for offering a broad coverage of services. By the launch of new innovative services such as GPRS (General Packed Radio System) and Location Based Services we shall reach new customer segments.


                       Vienna, 29 January, 2001



           H. Kremling                          K. Lechner

                               RECONCILIATION NOTE
                                    TELE.RING
                            U.S. GAAP RECONCILIATIONS
                                (EUROS IN 000'S)

The tele.ring financial statements were prepared in accordance with generally accepted accounting principles in Austria (Austrian GAAP), which differ in certain respects from generally accepted accounting principles in the United States (US GAAP). The cash flow statement included in the tele.ring financial statements is materially consistent with a cashflow statement prepared under US GAAP. The differences affecting tele.ring financial statements have been summarized below:

RECONCILIATION OF NET INCOME FROM AUSTRIAN GAAP TO US GAAP

                                                                          For the year ended
                     Item                                 Note            December 31, 2000
                     ----                                 ----           --------------------
       Net income according to Austrian GAAP                                        (297,349)

       Changes of depreciation methods                     (a)                        13,797

       Changes of depreciation of goodwill                 (b)                            33

       Changes of allowances of receivables                (c)                           432

       Changes in accruals for personnel                   (d)                            76

       Changes in other accruals                           (e)                         7,746

       Capitalization of interest                          (f)                        15,274

                                                                         --------------------
       Net income according to US GAAP                                              (259,991)
                                                                         ====================

RECONCILIATION OF SHAREHOLDERS' EQUITY FROM AUSTRIAN GAAP TO US GAAP

                                                                          For the year ended
                                                                          December 31, 2000
                                                                         --------------------
       Shareholders' equity according to Austrian GAAP                              (180,478)

       Changes of depreciation methods                     (a)                        17,404

       Changes of depreciation of goodwill                 (b)                           810

       Changes of allowances of receivables                (c)                           729

       Changes in accruals for personnel                   (d)                           153

       Changes in other accruals                           (e)                         9,647

       Capitalization of interest                          (f)                        19,051

       Cancellation of goodwill                            (g)                       (23,173)

                                                                         --------------------
       Shareholders' equity according to US GAAP                                    (155,857)
                                                                         ====================

(a) To conform depreciation method and useful lives to those allowed under US GAAP

        In the financial statements according to Austrian GAAP fixed assets are depreciated for one year, if they are acquired in the first half and for a half year if they are acquired in the second half. In the financial statements according to US GAAP fixed assets are depreciated pro rata temporis. There were many additions in the second half of 2000.

(b)     To record impairment of goodwill under US GAAP

        A part of goodwill is not recognized in the financial statements according to US GAAP (see G). The remaining goodwill concerns customers of Citykom and is written off over 15 years under Austrian GAAP. From today's point of view 15 years seem too long. Therefore goodwill is written off over 5 years under US GAAP.

(c)     To reverse general reserves not allowed under US GAAP

        In the financial statements according to Austrian GAAP an overall allowance on other receivables is recognized (accounting principle of prudence). In the financial statements according US GAAP this allowance is not recognized because it is not based upon experience or other typical US GAAP measurement methodology.

(d)     To reverse contingencies not allowed to be accrued under US GAAP

        The accrual for severance payments is measured in Austria using the present value method. Pursuant to US GAAP they are calculated and entered using the Projected Unit Credit method which allocates the expenses over the estimated employment time.

(e)     To reverse contingencies not allowed to be accrued under US GAAP

        This item refers to several different accruals which are recorded in the Austrian accounts. The accruals for a verbal contract with a supplier and the accruals for the estimated dismantling cost are qualified as remote under USGAAP and are therefore classified as commitments and contingencies. Accruals for impending losses because of handset subsidies and special promotions are recognized under Austrian GAAP - due to the principle of prudence - as provisions while under USGAAP they will not be accrued but expensed in the relevant period.

(f) To capitalize interest on assets under construction under US GAAP; not required under Austrian GAAP

        Interest incurred while items included in property, plant and equipment were under construction has been added to construction cost of tangible assets. Capitalization of interest for fixed assets under construction is not recorded in accordance with Austrian GAAP.

(g) To reverse goodwill recorded in connection with like-kind equity contributions not allowed under US GAAP

        In 1999 a restructuring together with a transfer of assets from tele.ring Telekom Service GmbH & Co KG to tele.ring Telekom Service GmbH took place. This resulted in an addition to assets and simultaneously to an increase in equity by 23.173 TEUR (goodwill). In the financial statements according to US GAAP this increase of the equity is not recognized because it did not affected the business of tele.ring. Therefore depreciation concerning the depreciation of this goodwill is not recognized under US GAAP either.


                                       2